                                   PROSPECTUS
                             [SUBJECT TO COMPLETION]

                                FLEXIBLE PREMIUM
                        VARIABLE LIFE INSURANCE POLICIES
                                    ISSUED BY
                    FIRST PENN-PACIFIC LIFE INSURANCE COMPANY
                             IN CONNECTION WITH ITS
           FIRST PENN-PACIFIC VARIABLE LIFE INSURANCE SEPARATE ACCOUNT
                             1801 SOUTH MEYERS ROAD
                      OAKBROOK TERRACE, ILLINOIS 60181-5214

                              ADMINISTRATIVE OFFICE
                                [TO BE INSERTED]
                                [1-800-XXX-XXXX]

This prospectus describes Flexible Premium Variable Life Insurance Policies (the "Policies") offered by First Penn-Pacific Life Insurance Company ("we", "us, or "First Penn-Pacific") for prospective insured persons ages 30-80. We require you to pay at least $10,000 in Initial Premium. Subject to certain restrictions, however, you may pay additional Premiums and increase or decrease the level of life insurance benefits under your Policy.

You may also choose our Long-Term/Convalescent Care Benefits Riders. These Riders provide primarily for the reimbursement of certain care expenses during the life of the Insured if he or she becomes Chronically Ill, as defined in the Riders. The total benefits payable under our base Rider equals the Death Benefit under your Policy, less any loans. You may also purchase extended coverage. Payment of benefits under the base Rider reduces the Death Benefit payable by an equal amount. The Long-Term/Convalescent Care Benefits Riders are described at pages [29-31] of this Prospectus.

You also may choose our Guarantee Enhancement Rider. While this Rider is in effect, your Policy will remain in force at a reduced level of coverage if the Surrender Value no longer is sufficient to pay the monthly charges.

                            (CONTINUED ON NEXT PAGE)
------------------------------------------------------------------------------
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY ANY OFFER TO BUY BE ACCEPTED BEFORE THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SOLICITING AN OFFER TO BUY THESE SECURITIES NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY 25, 2000.

The Policy is a modified endowment contract for Federal income tax purposes, except in certain cases described in "Federal Tax Considerations" beginning on page [42]. A loan, distribution or other amount received from a modified endowment contract during the life of the Insured will be taxed to the extent of any accumulated income in the Policy. Any taxable withdrawal will also be subject to an additional ten percent penalty tax, with certain exceptions.

The Policy currently offers six investment options, each of which is a Sub-Account of the First Penn-Pacific Variable Life Insurance Separate Account (the "Variable Account"). Each Sub-Account invests exclusively in shares of one of the following Portfolios:

[INSERT ADDITIONAL PORTFOLIOS]

DELAWARE GROUP PREMIUM FUND
     -   Trend Series
     -   Growth and Income Series (formerly Decatur Total Return Series)
     -   Select Growth Series
     -   International Equity Series

LINCOLN NATIONAL FUNDS
     -   Lincoln National Bond Fund, Inc.
     -   Lincoln National Money Market Fund, Inc.

Not all of the Sub-Accounts may be available under your Policy. You should contact your representative for further information as to the availability of the Sub-Accounts. We may make other investment options available in the future. You also may allocate all or part of your Net Premiums to our Fixed Account.

Your Policy does not have a guaranteed minimum Policy Account Value. Your Policy Account Value will rise and fall, depending on the investment performance of the Portfolios underlying the Sub-Accounts to which you allocate your Net Premiums. You bear the entire investment risk on amounts allocated to the Sub-Accounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios. The Policy Account Value will also reflect Net Premiums, amounts withdrawn, and cost of insurance and any other charges.

When the Insured dies, we will pay a Death Benefit to a Beneficiary specified by you. We will subtract from the Death Benefit the Loan Account Value, any unpaid loan interest, any unpaid Policy charge, and any benefits previously paid under our Long Term/Convalescent Care Benefits Riders. The Death Benefit generally will equal the Specified Amount of your Policy. In certain circumstances, however, the Death Benefit may be greater than the Specified Amount of your Policy. In those circumstances, the Death Benefit may increase or decrease based on the investment experience of the Portfolios underlying the Sub-Accounts to which you have allocated your Net Premiums.

Your Policy will remain in force as long as your Surrender Value is sufficient to pay the monthly charges or you have an in force Guarantee Enhancement Rider. You generally may cancel your Policy by returning it to us within thirty days after you receive it. We will refund your Premium.

In the future, in certain states the Policies may be offered as group contracts with individual ownership represented by Certificates. The discussion of Policies in this Prospectus applies equally to Certificates under group contracts, unless the context specifies otherwise.

IT MAY NOT BE ADVANTAGEOUS FOR YOU TO PURCHASE VARIABLE LIFE INSURANCE TO REPLACE YOUR EXISTING INSURANCE COVERAGE OR IF YOU ALREADY OWN A VARIABLE LIFE INSURANCE POLICY.

YOUR POLICY AND THE INVESTMENTS IN THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK. YOUR POLICY IS SUBJECT TO INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED. YOUR POLICY IS NOT INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

THIS PROSPECTUS IS VALID ONLY IF ACCOMPANIED BY THE CURRENT PROSPECTUSES FOR THE PORTFOLIOS LISTED ABOVE. IF ANY OF THOSE PROSPECTUSES ARE MISSING OR OUTDATED, PLEASE CONTACT US AND WE WILL SEND YOU THE PROSPECTUS YOU NEED.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.

The Policy may not be available in all states.

                                TABLE OF CONTENTS

                                                                            Page
DEFINITIONS....................................................................7

FEES AND EXPENSES..............................................................9

QUESTIONS AND ANSWERS ABOUT YOUR POLICY.......................................11

PURCHASE OF POLICY AND ALLOCATION OF NET PREMIUMS.............................18
   Application for a Policy...................................................18
   Premiums...................................................................19
   Allocation of Net Premiums.................................................19
   Policy Account Value.......................................................20
   Accumulation Unit Value....................................................20
   Transfer of Policy Account Value...........................................21
   Transfers Authorized by Telephone..........................................21
   Dollar Cost Averaging......................................................22
   Asset Rebalancing..........................................................22

THE INVESTMENT AND FIXED ACCOUNT OPTIONS......................................23
   Variable Account Investments...............................................23
      Portfolios..............................................................23
      Voting Rights...........................................................25
      Additions, Deletions, and Substitutions of Securities...................26
   The Fixed Account..........................................................27

POLICY BENEFITS AND RIGHTS....................................................27
   Death Benefit..............................................................27
   Change in the Specified Amount.............................................28
   Optional Insurance Benefits................................................29
      Long Term/Convalescent Care Benefits Riders.............................29
      Guarantee Enhancement Rider.............................................31
   Policy Loans...............................................................32
   Amount Payable on Surrender of the Policy..................................33
   Partial Withdrawals........................................................33
   Proceeds Options...........................................................34
   Policy after Age 100.......................................................35
   Termination and Grace Period...............................................35
   Reinstatement .............................................................36
   Cancellation ..............................................................36
   Postponement of Payments ..................................................36

DEDUCTIONS AND CHARGES........................................................36
   Premium Expense Charge.....................................................36
   Mortality and Expense Risk Charge .........................................37


   Other Variable Account Charge .............................................37
   Monthly Deduction..........................................................37
      Cost of Insurance Charge................................................37
      Monthly Expense Charge..................................................38
      Rider Charges...........................................................38
   Portfolio Expenses.........................................................38
   Surrender Charge...........................................................38
   Partial Withdrawal Charge..................................................39
   Transfer Fee...............................................................39
   Special Provisions for Group or Sponsored Arrangements ....................39

GENERAL POLICY PROVISIONS.....................................................40
   Statements to Policy Owners................................................40
   Limit on Right to Contest..................................................40
   Suicide....................................................................41
   Misstatement as to Age and Sex.............................................41
   Beneficiary................................................................41
   Assignment.................................................................41
   Dividends..................................................................41
   Notice and Elections.......................................................42
   Modification...............................................................42

FEDERAL TAX CONSIDERATIONS....................................................42
   Taxation of First Penn-Pacific and the Variable Account....................42
   Tax Status of the Policy ..................................................42
     Diversification Requirements.............................................43
     Owner Control............................................................43
   Tax Treatment of Life Insurance Death Benefit Proceeds.....................44
   Tax Deferral During Accumulation Period....................................44
     Policies Which Are MECs..................................................45
     Policies Which Are Not MECs..............................................45
   Long Term/Convalescent Care Benefits Riders................................46
   Status of Policy after Age 100.............................................46
   Actions to Ensure Compliance with the Tax Law..............................46
   Federal Income Tax Withholding.............................................46
   Tax Advice.................................................................47

DESCRIPTION OF FIRST PENN-PACIFIC AND THE VARIABLE ACCOUNT....................47
   First Penn-Pacific Life Insurance Company..................................47
   Officers and Directors of First Penn-Pacific...............................47
   Variable Account...........................................................49
   Safekeeping of the Variable Account's Assets...............................49
   State Regulation of First Penn-Pacific.....................................49

DISTRIBUTION OF POLICIES......................................................49


LEGAL PROCEEDINGS.............................................................50

LEGAL MATTERS.................................................................51

REGISTRATION STATEMENT........................................................51

EXPERTS.......................................................................51

FINANCIAL STATEMENTS..........................................................51

ILLUSTRATIONS................................................................I-1


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT BE LAWFULLY MADE. FIRST PENN-PACIFIC DOES NOT AUTHORIZE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS BASED IN THIS PROSPECTUS.

DEFINITIONS

Please refer to this list for the meaning of the following terms:

ACCUMULATION UNIT - An accounting unit of measurement that we use to calculate the value of a Sub-Account.

AGE - An Insured's age at his or her last birthday.

BENEFICIARY(IES) - The person(s) named by you to receive the Death Benefit under the Policy.

DEATH BENEFIT - The amount payable to the Beneficiary under your Policy upon the death of the Insured, before we subtract any permitted deductions under your Policy.

DOLLAR COST AVERAGING - Our program under which we periodically transfer Policy Account Value to the Sub-Accounts of your choice, until the source you designate is exhausted or you instruct us to stop.

FIXED ACCOUNT - The portion of the Policy Account Value allocated to our general account.

GRACE PERIOD - A 61-day period during which your Policy will remain in force so as to permit you to pay a sufficient amount to keep your Policy from lapsing.

INSURED - The person whose life is insured under your Policy.

ISSUE DATE - The Issue Date in your Policy Schedule. It is the date the requirements for coverage have been received, and your Policy is approved. It is used to determine Policy Anniversaries, Policy Years and the Monthly Anniversary Day.

LOAN ACCOUNT - An account established for amounts transferred from the Sub-Accounts or the Fixed Account as security for outstanding Policy Loans.

LOAN ACCOUNT VALUE - An amount equal to the sum of all amounts transferred to the Loan Account plus credited interest.

MONTHLY ANNIVERSARY DAY - The same day in each month as the Issue Date or the next Valuation Day, if that day is not a Valuation Day or is non-existent for that month. The day of the month on which the Monthly Deduction is taken from your Policy Account Value.

MONTHLY DEDUCTION - The amount deducted from your Policy Account Value on each Monthly Anniversary Day for the cost of insurance charge, the Monthly Expense Charge and the cost of any benefit Rider.

NET POLICY ACCOUNT VALUE - The Policy Account Value less the Loan Account Value.

NET PREMIUM - A Premium less any Premium Expense Charge.

POLICY ACCOUNT VALUE - The sum of the values of your interests in the Sub-Accounts, the Fixed Account and the Loan Account.

POLICY ANNIVERSARY - The same day and month as the Issue Date for each subsequent year the Policy remains in force.

POLICY OWNER ("YOU") - The person(s) having the privileges of ownership defined in your Policy. The Policy Owner may or may not be the same person as the Insured.

POLICY YEAR - Each twelve-month period beginning on the Issue Date and each Policy Anniversary.

PORTFOLIO(S) - The underlying mutual funds in which the Sub-Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PREMIUM - An amount paid to us as payment for your Policy by you or on your behalf.

SEC - The United States Securities and Exchange Commission.

SPECIFIED AMOUNT - The amount designated as such on the Policy Schedule of your Policy or as subsequently changed in accordance with the terms of your Policy. It is used to determine the amount of Death Benefit.

SUB-ACCOUNT - A division of the Variable Account, which invests wholly in shares of one of the Portfolios.

SUB-ACCOUNT VALUE - The value of the assets held in a Sub-Account.

SURRENDER VALUE - The Net Policy Account Value less any Surrender Charge.

TAX CODE - The Internal Revenue Code of 1986, as amended.

VALUATION DAY - Each day the New York Stock Exchange is open for business and we are open, except any day on which we can delay payment of an amount attributable to the Variable Account as provided in "Postponement of Payments" on page [36] below.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Sub-Accounts. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE"), currently 4:00 p.m. Eastern time, on each Valuation Day and ends at the close of the NYSE on the next Valuation Day.

VARIABLE ACCOUNT - First Penn-Pacific Variable Life Insurance Separate Account, which is a segregated investment account of First Penn-Pacific.

FEES AND EXPENSES

The following tables are designed to help you understand the fees and expenses that you bear, directly or indirectly, as a Policy Owner. The first table labeled "Policy Charges and Deductions" describes the Policy charges and deductions you directly bear under the Policy. The second table labeled "Portfolio Expenses" describes the fees and expenses of the Portfolios that you bear indirectly when you purchase a Policy. (See "Deductions and Charges", beginning on page [36]).

                          POLICY CHARGES AND DEDUCTIONS


CHARGES DEDUCTED FROM POLICY ACCOUNT VALUE(6)

Monthly Cost of Insurance Charge:(1)

      Current                                Guaranteed

      Ranges from $.xx per $1,000 of net     Ranges from $.xx per $1,000 of net
      amount at risk to $xx.xx per $1,000    amount at risk to $xx.xx per $1,000
      of net amount at risk.                 of net amount at risk.

Monthly Expense Charge:
     Current:                        $6.00 per month
     Guaranteed Maximum:             $8.00 per month

TRANSACTION CHARGES

Transfer Fee:                        $25 per transfer after the first
                                     twelve transfers in each Policy Year(2)

DEFERRED SALES CHARGE

Maximum Surrender Charge:            As a percentage of your Initial Premium

                                         Issue Age        30-50   51-65   66-80
                                     Policy Years 1-10     12%      8%     6%
                                             11           9.6%     6.4%   4.8%
                                             12           7.2%     4.8%   3.6%
                                             13           4.8%    3.27%   2.4%
                                             14           2.4%     1.6%   1.2%
                                             15            0%       0%     0%

Partial Withdrawal Charge:           $25 per partial withdrawal after the first
                                     in each Policy Year(4)

CHARGES DEDUCTED FROM THE SUB-ACCOUNTS

Annual Variable Account Charges:
  Mortality and Expense Risk Charge: An annual effective rate of 1.00% of average daily net assets in the Variable
                                     Account

  Federal Income Tax Charge:         Currently none. (5)

PREMIUM EXPENSE CHARGE:              3.5% of each Premium.


(1) The basis of the cost of insurance charges and the calculation of the net amount at risk are described in "Monthly Deduction - Cost of Insurance Charge," on pages [37-38].

(2) Transfers under our Dollar Cost Averaging and Asset Rebalancing programs do not count against the twelve free transfer limit. See "Transfer Fee" on page [39].

(3) The Surrender Charge is a percentage of the Initial Premium only. Payment of additional premiums does not affect the Surrender Charge. The Surrender Charge declines to 0% after the fourteenth Policy Year. The Surrender Charge is imposed to cover a portion of the sales expense we incur in distributing the Policies. Payment of a Partial Withdrawal Charge will reduce the remaining Surrender Charge. See "Surrender Charge," on pages [38-39].

(4) See "Partial Withdrawal Charge" on page [39].

(5) We currently do not assess a charge for federal income taxes that may be attributable to the operations of the Variable Account. We reserve the right to do so in the future. See "Other Variable Account Charge", page [37].

(6) If you select our Long Term/Convalescent Care Riders or Guarantee Enhancement Rider, we will deduct an additional charge for each Rider each month as part of your monthly deduction. The monthly charge will depend upon the type of Rider(s) you select and the factors described in "Monthly Deduction - Rider Charges" on page [38].

                              PORTFOLIO EXPENSES(1)

     (As a percentage of average daily net assets after fee waivers and expense reimbursements)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                TOTAL             TOTAL
                                                                                              PORTFOLIO         PORTFOLIO
                                                               MANAGEMENT         12b-1         OTHER             ANNUAL
                        PORTFOLIO                                 FEES            FEES         EXPENSES          EXPENSES
-------------------------------------------------------------------------------------------------------------------------------
Delaware Group Premium Trend Series (2)                           0.71%             0            0.12%             0.83%
-------------------------------------------------------------------------------------------------------------------------------
Delaware Group Premium Growth and Income Series (2)               0.60%             0            0.11%             0.71%
-------------------------------------------------------------------------------------------------------------------------------
Delaware Group Premium Select Growth Series (1)(2)                0.75%             0            0.10%             0.85%
-------------------------------------------------------------------------------------------------------------------------------
Delaware Group Premium International Equity Series (2)            0.74%             0            0.15%             0.89%
-------------------------------------------------------------------------------------------------------------------------------
Lincoln National Bond Fund                                        0.44%             0            0.13%             0.57%
-------------------------------------------------------------------------------------------------------------------------------
Lincoln National Money Market Fund                                0.48%             0            0.11%             0.59%
-------------------------------------------------------------------------------------------------------------------------------

(1) All Portfolio Expenses are based on 1998 expenses, except for the Delaware Portfolios. Since Delaware Group Premium Select Growth Series commenced operations on May 3, 1999, its expenses are estimated. The expenses of other Delaware Portfolios are annualized based on expenses as of June 30, 1999.

(2) Beginning [May 1, 1998], Delaware Management elected voluntarily to waive its fees and pay the expenses of the Delaware Trend Series and Delaware Select Growth Series to the extent necessary to ensure that such Portfolios' annual operating expenses, exclusive of taxes, interest, brokerage commissions, and extraordinary expenses, do not exceed 0.85% of average daily net assets through [October 31, 1999]. Beginning [May 1, 1999], Delaware International elected voluntarily to waive its fee and pay the expenses of the Delaware International Equity Series to the extent necessary to ensure that such Portfolio's annual operating expenses, exclusive of taxes, interest, brokerage commissions, and extraordinary expenses, do not exceed 0.95% of average daily net assets through [October 31, 1999]. Delaware Management has voluntarily agreed to waive its management fee for Delaware Growth and Income Fund in excess of 0.60% of average daily net assets. Delaware Management may end this waiver at any time. Absent such waivers and/or reimbursements, as of June 30, 1999 the Management Fees, Other Expenses, and total Annual Expenses for those Portfolios would have been: [0.72%,] 0.12%, and 0.84%, respectively, for Delaware Trend Series; 0.62%, 0.10%, and 0.72%, respectively, for Delaware Growth and Income Series; 0.75%, 0.25% and 1.00%, respectively, for Delaware Select Growth Series; and 0.75%, 0.15%, and 0.90%, respectively, for Delaware International Equity Series. The figures shown above do not reflect the reduction of certain expenses during the period.


                     QUESTIONS AND ANSWERS ABOUT YOUR POLICY

These are answers to questions that you may have about some of the more important features of the Policy. The Policy is described more fully in the remainder of this Prospectus. Please read this Prospectus carefully. Unless otherwise indicated, the description of the Policy contained in this Prospectus assumes that the Policy is in force, that there is no Loan Account Value and that current federal tax laws apply.

1.       WHAT IS A FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY?

The Policy has a Death Benefit, Policy Account Value, and other features similar to life insurance policies providing fixed benefits. It is a "flexible premium" policy because it provides some flexibility in determining when and how much Premium to pay. You should be aware, however, that unlike many flexible premium policies, the Policy requires you to pay a significant

Initial Premium and your ability to pay additional Premium without submitting evidence of insurability is limited. It is a "variable" Policy because the Policy Account Value and, in some circumstances, the Death Benefit vary according to the investment performance of the Sub-Accounts to which you have allocated your Net Premiums. The Policy Account Value is not guaranteed. The Policy provides you with the opportunity to take advantage of any increase in your Policy Account Value, but you also bear the risk of any decrease.

2.       WHO MAY PURCHASE A POLICY?

We will issue a Policy on the life of a prospective Insured age 30-80 who meets our underwriting standards. We may apply a lower maximum age limit if you apply for certain Long Term/Convalescent Care Benefits Riders.

3.       WHAT IS THE DEATH BENEFIT?

While the Policy is in force, we will pay a Death Benefit to the Beneficiary upon the death of the Insured. The Death Benefit will be the greater of the Specified Amount or a percentage of the Policy Account Value. Before we pay the Death Benefit to the Beneficiary, however, we will subtract the Loan Account Value, any additional accrued loan interest, any due and unpaid charges, and an amount equal to the benefits paid under our Long Term/Convalescent Care Benefits Riders, if you have received any. In addition, if you withdraw part of your Policy Account Value, we will reduce the Specified Amount by an equal amount. See "Partial Withdrawals" on pages [33-34].

4.       WHAT ARE THE LONG-TERM/CONVALESCENT CARE BENEFIT RIDERS?

These Riders provide primarily for reimbursement of certain care expenses during the life of the Insured if he or she becomes Chronically Ill, as defined in the Rider. You may select our base Rider and add additional Riders providing additional benefits. The base Rider provides for a maximum benefit equal to the Death Benefit under your Policy, less any loans, determined as of the date we approve your claim for benefits under the Rider. The payment of benefits under the base Rider in effect is a prepayment of the Death Benefit, since each benefit payment reduces the Death Benefit payable by an equal amount. You may also purchase an Extension of Benefits Rider, to provide either a fixed or gradually increasing extension of your coverage, after you have used up the coverage provided by the base Rider. There is also a daily reimbursement limit.

If your Policy lapses before the Insured qualifies for benefits under these Riders, the Riders also lapse. However, if the Policy lapses while the Insured is eligible for benefits under these Riders, we will pay or continue to pay benefits under the Riders as long as the Insured continues to be eligible for benefits, up to the maximum benefit limit.

We deduct the cost of these Riders as part of the Monthly Deduction from your Policy Account Value. For more information, see "Long-Term/Convalescent Care Benefits Riders" at pages [29-31] of this Prospectus. Amounts deducted to pay for these Riders may be taxable to you as ordinary income. For more information, see "Federal Tax Considerations: Long Term/Convalescent Care Benefits Rider" at page [46] below.

5.       HOW WILL THE POLICY ACCOUNT VALUE OF MY POLICY BE DETERMINED?

Your Net Premiums are invested in one or more of the Sub-Accounts or allocated to the Fixed Account, as you instruct us. Your Policy Account Value is the sum of the values of your interests in the Sub-Accounts, plus the values in the Fixed Account and the Loan Account. Your Policy Account Value will depend on the investment performance of the Sub-Accounts and the amount of interest we credit to the Fixed Account and the Loan Account, as well as the Net Premiums paid, partial withdrawals, and charges assessed. We do not guarantee a minimum Policy Account Value on the portion of your Net Premiums allocated to the Variable Account.

6.       WHAT ARE THE PREMIUMS FOR THIS POLICY?

Your Initial Premium must equal at least $10,000. If you choose, you may pay additional Premiums of at least $100 each, subject to the restrictions described in this Prospectus. You may pay additional Premium up to the lesser of $5,000 or 10% of your Initial Premium without providing evidence of insurability. Before we accept additional Premium in excess of that amount, however, we may require you to provide evidence of insurability, if an increase in the Death Benefit would result. We may refuse any additional Premium in our discretion; however, you may always pay any additional Premium necessary to keep your Policy in force.

7.       CAN I INCREASE OR DECREASE MY POLICY'S SPECIFIED AMOUNT?

Yes, you have considerable flexibility to increase or decrease your Policy's Specified Amount. You may request an increase and/or decrease by sending us a written request. If you request an increase in Specified Amount, we may require that you provide us with evidence of insurability that meets our underwriting standards. We may grant or deny your request in our discretion. An increase in the Specified Amount of your Policy will increase the charges deducted from your Policy Account Value. However, it will not affect the Surrender Charge. We will not permit you to decrease the Specified Amount of your Policy below the Minimum Specified Amount shown in your Policy Schedule. For more detail, see "Change in Specified Amount", on pages [28-29].

8.       WHEN IS THE POLICY EFFECTIVE?

In general, if we approve your application, your Policy will be effective and your life insurance coverage under the Policy will begin as of the date that we receive your Initial Premium after satisfaction of the applicable underwriting requirements. While your application is in underwriting and you have paid your Initial Premium, we may provide you with temporary life insurance coverage in accordance with the terms of our conditional receipt.

If we approve your application, you will earn interest on your initial Net Premiums from the date we received them. We will begin to deduct the Policy charges as of the Issue Date. We will temporarily allocate your initial Net Premium to our Money Market Sub-Account until we allocate it to the other Sub-Accounts and/or the Fixed Account in accordance with the procedures described in the Answer to Question 9.

If we reject your application, we will not issue you a Policy. We will return any Premium you have paid. We will not subtract any Policy charges from the amount we refund to you.

9.       HOW ARE MY NET PREMIUMS ALLOCATED?

Before your Premiums are allocated to the Policy Account Value, we deduct a Premium Expense Charge of 3.5% of each Premium. This charge covers a portion of our distribution expenses, state premium tax expenses and certain federal tax liabilities associated with the receipt of Premiums. For more detail, see "Premium Expense Charge" on page [36]. The remaining amount is called the Net Premium.

When you apply for the Policy, you specify in your application how to allocate your Net Premiums among the Sub-Accounts and the Fixed Account. You must allocate at least five percent of your Net Premiums to each option that you choose, and the total allocations must equal 100%. We allocate any subsequent Net Premiums in those percentages until you give us new written instructions. In the future, we may change these limits.

If we approve your application and you paid all or a portion of your Premium prior to the Issue Date, we will credit interest to your Initial Premium at our then current rate for the period from our receipt of your Initial Premium to the Issue Date. On the Issue Date, your initial Net Premium (plus any interest) will be allocated to the Money Market Sub-Account. Forty days after the Issue Date, we will allocate your Policy Account Value to the Sub-Accounts and the Fixed Account in accordance with your instructions.

Additional Premiums generally will be allocated as of the date we receive your Premium in our Administrative Office. We may delay allocating a subsequent premium if evidence of insurability is required.

You may transfer Policy Account Value among the Sub-Accounts and the Fixed Account while the Policy is in force, by writing to us or calling us at 1-800-xxx-xxxx. We may charge a fee of $25 per transfer on each transfer after the first twelve transfers in any Policy Year, not counting Dollar Cost Averaging and Asset Rebalancing transfers. We may change the number of free transfers at any time, subject to the contractual limit described above, but the transfer fee will never exceed $25 per transfer. While you may also transfer amounts from the Fixed Account, certain restrictions apply. For more detail, see "Transfer of Policy Account Value" and "Transfers Authorized by Telephone", on page [22].

You may also use our automatic Dollar Cost Averaging program or our Asset Rebalancing program. Under the Dollar Cost Averaging program, periodically amounts are automatically transferred to the Sub-Accounts at regular intervals from the account of your choice. For more detail, see "Dollar Cost Averaging", on page [22].

Under the Asset Rebalancing program, you periodically can readjust the percentage of your Policy Account Value allocated to each Sub-Account to maintain a pre-set level. Investment results will shift the balance of your Policy Account Value allocations. If you elect Asset Rebalancing, we periodically transfer your Policy Account Value back to the specified percentages at the frequency that you specify. For more detail, see "Asset Rebalancing", on page [23].

10.      WHAT ARE MY INVESTMENT CHOICES UNDER THE POLICY?

You can allocate and reallocate your Policy Account Value among the Sub-Accounts, each of which in turn invests in a single Portfolio. Under the Policy, the Variable Account currently invests in the following Portfolios:

[INSERT ADDITIONAL PORTFOLIOS]

DELAWARE GROUP PREMIUM FUND
     -   Trend Series
     -   Growth and Income Series (formerly Decatur Total Return Series)
     -   Select Growth Series
     -   International Equity Series

LINCOLN NATIONAL FUNDS
     -   Lincoln National Bond Fund, Inc.
     -   Lincoln National Money Market Fund, Inc.

Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies, which are described in the accompanying Prospectuses for the Portfolios.

In addition, the Fixed Account is available.

11.      MAY I TAKE OUT A POLICY LOAN?

Yes, you may borrow money from us using your Policy as security for the loan. Because Policies usually are treated as "modified endowment contracts" ("MECs") for tax purposes, in most instances Policy Loans are treated as distributions for Federal tax purposes. Therefore, you may incur tax liabilities if you borrow a Policy Loan. For more detail, see "Policy Loans", on pages [32-33], and "Policies Which Are MECs", on page [45].

12.      WHAT ARE THE CHARGES DEDUCTED FROM MY PREMIUMS AND MY POLICY ACCOUNT
VALUE?

PREMIUM EXPENSE CHARGE. As noted above, we deduct a 3.5% Premium Expense Charge from each Premium before it is allocated to the Policy Account Value. This charge covers a portion of our state premium tax expenses, certain federal expenses associated with the receipt of premium, and our distribution expenses.

MORTALITY AND EXPENSE RISK. On each Valuation Day we deduct the Mortality and Expense Risk Charge from the Sub-Accounts to compensate First Penn-Pacific for certain mortality and expense risks assumed under the Policies. The Mortality and Expense Risk Charge is calculated at an annual effective rate equal to 1.00% of average daily net assets.

MONTHLY DEDUCTION. We also deduct a monthly deduction from your Policy Account Value for the cost of insurance charge, the Monthly Expense Charge, and the cost of any Rider. The cost of insurance charge covers our anticipated mortality costs. The Monthly Expense Charge covers certain administrative expenses in connection with the Policies. We allocate the Monthly Deduction pro rata among your Policy Account Value in the Sub-Accounts and the Fixed Account.

TRANSFER FEE. We charge a fee of $25 per transfer on each transfer, excluding Asset Rebalancing and Dollar Cost Averaging transfers, after the 12th transfer in any Policy Year. We may change the number of free transfers and the transfer fee at any time, but you will always be able to make at least 12 free transfers per year and the transfer fee will never exceed $25.

SURRENDER CHARGE. We impose a Surrender Charge to cover a portion of the sales expenses we incur in distributing the Policies. These sales expenses include agents' commissions, advertising, and the printing of Prospectuses. The Surrender Charge is described in the answer to Question 13 below and in "Surrender Charge", on pages [38-39].

PARTIAL WITHDRAWAL CHARGE. We impose a Partial Withdrawal Charge of $25 on each partial withdrawal after the first in each Policy Year. The Partial Withdrawal Charge is used to cover a portion of our distribution and administrative expenses. Payment of a Partial Withdrawal Charge will reduce the Surrender Charge on a subsequent surrender, as described in "Partial Withdrawal Charge" on page [39] below.

OTHER. In addition to our charges under the Policy, each Portfolio deducts amounts from its assets to pay its investment advisory fee and other expenses. The Prospectuses for the Portfolios describe their respective charges and expenses in more detail. We may receive compensation from the investment advisers or administrators of the Portfolios. Such compensation will be consistent with the services we provide or the cost savings resulting from the arrangement and therefore may differ between Portfolios.

FOR MORE INFORMATION. The charges assessed under the Policy are summarized in the table entitled "Policy Charges and Deductions" on pages [9-11] and described in more detail in "Deductions and Charges", beginning on page [36].

13. DO I HAVE ACCESS TO THE VALUE OF MY POLICY?

While your Policy is in force, you may surrender your Policy for the Surrender Value, which is the Policy Account Value, less any Loan Account Value and any Surrender Charge. Upon surrender, life insurance coverage under your Policy will end. You may also withdraw part of your Policy Account Value through a partial withdrawal. You may not withdraw less than $500 at one time. A partial withdrawal will reduce your Policy's Specified Amount by an equal amount. You may not make a partial withdrawal that would reduce your Policy's specified amount below the Minimum Specified Amount. We may waive or change these limits. For more detail, see "Amount Payable on Surrender of the Policy" and "Partial Withdrawals", on pages [33-34].

We may deduct a Surrender Charge on a surrender and a Partial Withdrawal Charge on a partial withdrawal.

SURRENDER CHARGE. If you surrender your Policy, we may deduct a Surrender Charge. The Surrender Charge equals the amount shown in the Surrender Charge table in your Policy, adjusted to reflect any partial withdrawals. The amount of the Surrender Charge decreases over time. If you surrender your Policy after fourteen Policy Years have elapsed, we will not charge a Surrender Charge.

Generally, the Surrender Charge is equal to your Initial Premium multiplied by the applicable percentage shown in the table on page [9] of this Prospectus. The applicable rate depends on the Insured's issue age, and the number of years elapsed since issuance.

PARTIAL WITHDRAWAL CHARGE. We charge a $25 Partial Withdrawal Charge on each partial withdrawal after the first in each Policy Year. Payment of a Partial Withdrawal Charge reduces the Surrender Charge payable on a subsequent surrender. In the Policy Year in which the partial withdrawal is taken, we will reduce the then applicable Surrender Charge by the amount of the Partial Withdrawal Charge. In subsequent years, we will reduce the applicable Surrender Charge proportionately.

We do not charge the Partial Withdrawal Charge for payments made under the Long-Term/Convalescent Care Riders.

For more detail, see "Surrender Charge", on pages [38-39].

14.      WHAT ARE THE TAX CONSEQUENCES OF BUYING THIS POLICY?

Your Policy is structured to meet the definition of life insurance contract under the Tax Code. In most circumstances, your Policy will be considered a "modified endowment contract", which is a form of life insurance contract under the Tax Code. Special rules govern the tax treatment of modified endowment contracts. Under current tax law, death benefit payments under modified endowment contracts, like death benefit payments under other life insurance contracts, generally are excluded from the gross income of the beneficiary. Withdrawals and Policy Loans, however, are treated differently. Amounts withdrawn and Policy Loans are treated first as income, to the extent of any gain, and then as a return of Premium. The income portion of the distribution is includable in your taxable income. Also, an additional ten percent penalty tax is generally imposed on the taxable portion of amounts received before age 59 1/2. For more information on the tax treatment of the Policy, see "Federal Tax Considerations", beginning on page [42], and consult your tax adviser.

15.      CAN I RETURN THIS POLICY AFTER IT HAS BEEN DELIVERED?

You may cancel your Policy by returning it to us within thirty days after you receive it. If you return your Policy, it terminates and we will pay you an amount equal to your Premium.

16.      WHEN DOES COVERAGE UNDER THE POLICY END?

Your Policy will terminate if you voluntarily surrender your Policy. Your Policy also may terminate if on a Monthly Anniversary Day the Surrender Value is insufficient to pay the Monthly Deduction and you do not pay an amount sufficient to keep the Policy in force by the end of the 61-day Grace Period. In that circumstance, your Policy will terminate unless your Policy includes our Guarantee Enhancement Rider and you meet the conditions for keeping that Rider in effect. However, if that Rider is in effect, your coverage will continue at a reduced level. See "Guarantee Enhancement Rider" at page [31] below for more information.

17. CAN I GET AN ILLUSTRATION TO HELP ME UNDERSTAND HOW POLICY VALUES CHANGE WITH INVESTMENT EXPERIENCE?

At your request we will furnish you with a free, personalized illustration of Policy Account Values, Surrender Values and Death Benefits. The illustration will be personalized to reflect the proposed Insured's age, sex, underwriting classification, proposed Initial Premium, and any available Riders requested. The illustrated Policy Account Values, Surrender Values and Death Benefits will be based on certain hypothetical assumed rates of return for the Variable Account. Your actual investment experience probably will differ, and as a result the actual values under your Policy at any time may be higher or lower than those illustrated. The personalized illustrations will follow the methodology and format of the hypothetical illustrations attached to this prospectus.

                PURCHASE OF POLICY AND ALLOCATION OF NET PREMIUMS

APPLICATION FOR A POLICY. You may apply to purchase a Policy by submitting a written application to us through one of our authorized sales representatives. We will not issue a Policy to insure someone who is younger than age 30 or older than age 80. If you select certain Long Term/Convalescent Care Benefit Riders, different age limits may apply. Before we issue a Policy to you, we will require you to submit evidence of insurability satisfactory to us. Acceptance of your application is subject to our underwriting rules. We reserve the right to reject your application for any reason. If we do not issue a Policy to you, we will return your Premium to you. We reserve the right to change the terms or conditions of your Policy to comply with differences in applicable state law. Variations from the information appearing in this Prospectus due to individual state requirements are described in supplements that are attached to this Prospectus or in endorsements to the Policy, as appropriate.

In general, we will issue your Policy when (1) we have received your Initial Premium and (2) we have determined that your application meets our underwriting requirements. If you are paying Initial Premium from more than one source, we will not issue your Policy until all Premiums have been received. The Issue Date will be the effective date of your Policy. We use the Issue Date to determine Policy Anniversaries, Policy Years, and Monthly Anniversary Days.

We will not accept your Initial Premium with your application if the requested Specified Amount of your Policy exceeds our then-current limit. In other cases, you may choose to pay the Initial Premium with your application. If you did not submit your Initial Premium with your application, we will require you to pay sufficient Premium before we place your insurance in force.

While your application is in underwriting, if you have paid your Initial Premium we may provide you with temporary conditional life insurance coverage in accordance with the terms of our conditional receipt. [The temporary conditional coverage provides coverage during the underwriting of your application, but only if you are ultimately approved for coverage on the same basis as the risk classification and Specified Amount for which you applied. This temporary conditional coverage starts when you complete your application, pay your Initial Premium, and complete any medical examination or lab test we require.] We may decline for any reason to accept your Initial Premium until the Issue Date.

If you pay all or a portion of your Initial Premium prior to the Issue Date, we will initially hold your Initial Premium in our general account. If we approve your application, you will earn interest on your Initial Net Premium from the date of our receipt to the Issue Date. On the Issue Date, we will allocate your Initial Premium to our Money Market Sub-Account. Subsequently, as described in "Allocation of Net Premiums" on pages [19-20] below, we will allocate your Policy Account Value to the Sub-Accounts or the Fixed Account as you have chosen. We will begin to deduct the Policy charges as of the Issue Date.

If we reject your application, we will not issue you a Policy. We will return any Premium you have paid. We will not subtract any Policy charges from the amount we refund to you.

PREMIUMS. You must pay an Initial Premium to purchase a Policy. The minimum Initial Premium is $10,000. You may pay additional Premiums during the Insured's lifetime from the Issue Date until the Policy Anniversary following the Insured's 100th birthday. You may pay additional Premiums, provided the amount is at least $100. You may pay additional Premium up to the lesser of $5,000 or 10% of your Initial Premium without providing evidence of insurability. Before we accept additional Premium in excess of that amount, if that Premium increases the Death Benefit, we may require evidence of insurability satisfactory to us. We may reject additional Premiums in our discretion. We may refuse any additional Premium in our discretion; however, you may always pay any additional Premium necessary to keep your Policy in force. We will not accept any additional Premium after the Insured reaches age 100.

If you owe any Policy Loan, we will treat any additional payment as a repayment of the Policy Loan and not as additional Premium unless you instruct us otherwise in writing. You may pay any Premium at our Administrative Office. Our agents are authorized to accept Initial Premiums only.

ALLOCATION OF NET PREMIUMS. We initially allocate your Net Initial Premium (and any interest) to the Money Market Sub-Account on the Issue Date. Forty days after the Issue Date, we will allocate your Policy Account Value among the Sub-Accounts and the Fixed Account in accordance with your instructions. If there are outstanding requirements when we issue your Policy that prevent us from placing it in force, your Premiums will not be allocated until all requirements are satisfied.

You must specify your allocation percentages in your Policy application. Percentages must be in whole numbers and the total allocation must equal 100%. You may not allocate less than five percent of your Policy Account Value to any one option, and you may not allocate all of your Net Premium to the Fixed Account, except as part of a Dollar Cost Averaging Program. We will allocate your Net Premiums in those percentages, until you give us new allocation instructions.

We generally will allocate your subsequent Net Premiums to the Sub-Accounts and the Fixed Account as of the date we receive your Premium in our Administrative Office. If a Premium requires underwriting, however, we may delay allocation until after we have completed underwriting. We will follow the allocation instructions in our file, unless you send us new allocation instructions with your Premium. When the Insured reaches age 100, we will transfer all of your Variable Account Value to the Fixed Account and you no longer may transfer Policy Account Value to the Sub-Accounts.

We will make all valuations in connection with the Policy, other than the Initial Premium and other Premiums requiring underwriting, on the date we receive your Premium or request for other action at our Administrative Office, if that date is a Valuation Day. Otherwise we will make that determination on the next succeeding day that is a Valuation Day.

POLICY ACCOUNT VALUE. Your Policy Account Value is the sum of the value of your interest in the Sub-Accounts you have chosen, plus your Fixed Account Value, plus your Loan Account Value. Your Policy Account Value may increase or decrease daily to reflect the performance of the Sub-Accounts you have chosen, the addition of interest credited to the Fixed Account and the Loan Account, the addition of Net Premium, and the subtraction of partial withdrawals and charges assessed. There is no minimum guaranteed Policy Account Value.

On the Issue Date, your Policy Account Value will equal the initial Net Premium (plus any interest credited prior to the Issue Date), less the Monthly Deduction for the first Policy Month.

On each Valuation Day, the value of your interest in each Sub-Account will equal:

          1.  The total value of your Accumulation Units in the Sub-Account;
              plus

          2. Any Net Premium received from you and allocated to the Sub-Account during the current Valuation Period; plus

          3. Any Policy Account Value transferred to the Sub-Account during the current Valuation Period; minus

          4. Any Policy Account Value transferred from the Sub-Account during the current Valuation Period; minus

          5. Any amounts withdrawn by you (plus the applicable Partial Withdrawal Charge) from the Sub-Account during the current Valuation Period; minus

          6.  The portion of any Monthly Deduction allocated to the Sub-Account.

All values under the Policy equal or exceed those required by law. Detailed explanations of methods of calculation are on file with the appropriate regulatory authorities.

ACCUMULATION UNIT VALUE. The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the corresponding Portfolio and the deduction of certain expenses. We will determine the Accumulation Unit Value for each Sub-Account on each Valuation Day. A Sub-Account's Accumulation Unit Value for a particular Valuation Day will equal: (a) the total value of the Portfolio shares in the Sub-Account plus any dividend or distribution paid during the Valuation Period; minus (b) the daily equivalent of the mortality and expense risk charge and any charge or credit imposed with respect to taxes that we paid or reserved regarding the operation of the Variable Account; divided by (c) the number of units for that Sub-Account at the beginning of the Valuation Period.

You should refer to the Prospectuses for the Portfolios, which accompany this Prospectus, for a description of how the assets of each Portfolio are valued, since that determination directly affects the investment experience of the corresponding Sub-Account and, therefore, your Policy Account Value.

TRANSFER OF POLICY ACCOUNT VALUE. While your Policy is in force, you may transfer Policy Account Value among the Fixed Account and Sub-Accounts in writing or by telephone. You may not request a transfer of less than $100 from a single Sub-Account, unless the amount requested is your entire balance in the Sub-Account. If less than $100 would remain in a Sub-Account after a transfer, we may decline to effect the transfer. We reserve the right to change these minimums.

We charge a transfer fee of $25 on each transfer after the first twelve transfers in any Policy Year, excluding Dollar Cost Averaging and Asset Rebalancing Transfers. We may change the number of free transfers and the transfer fee at any time, but you will always be able to make at least twelve free transfers per year and the transfer fee will never exceed $25.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. Otherwise, we will make the transfer on the first subsequent day on which the NYSE is open. Transfers pursuant to a Dollar Cost Averaging or Asset Rebalancing program will be made at the intervals you have selected in accordance with the procedures and requirements we establish.

You may make transfers from the Fixed Account to the Sub-Accounts at any time subject to the limitations described above. In addition, the total amount transferred from the Fixed Account in any one Policy Year may not exceed 25% of the Fixed Account Value on the most recent Policy Anniversary, unless the transfers are made as part of a Dollar Cost Averaging program. Your Policy permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

We reserve the right at any time to terminate, suspend or modify the transfer privileges under your Policy, if they are exercised by a market timing firm or other third party authorized to effect transfers on behalf of multiple Policy owners. We will not take any of these steps unless transfers initiated by market timers or other third parties could potentially disadvantage or impair the rights of other Policy owners.

TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone, unless you advise us in writing not to accept telephonic transfer instructions. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Timely requests will be processed on that day at that day's price.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses. We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

DOLLAR COST AVERAGING. Under our Dollar Cost Averaging Program, while your Policy is in force you may authorize us periodically to transfer an amount from the Fixed Account or the Money Market Sub-Account to the Sub-Accounts of your choice in accordance with the procedures and requirements that we establish. You must allocate at least $6,000 of Policy Account Value to your source account to start a Dollar Cost Averaging Program. The transfers will continue no longer than twelve months. They may end sooner if you instruct us to stop, your chosen source of transfer payments is exhausted, or you make a transfer from your source account outside of the Dollar Cost Averaging Program. From time to time, we may credit a higher interest rate to Fixed Account Value that is part of a Dollar Cost Averaging program. Transfers under the Dollar Cost Averaging Program currently do not count toward the limit on free transfers. See "Transfer Fee" on page [39].

Your request to participate in this program will be effective when we receive your completed application at our Administrative Office at the address given on the first page of this Prospectus. Call or write us for a copy of the application and additional information concerning the program. We may change, terminate, limit or suspend Dollar Cost Averaging at any time.

The theory of dollar cost averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount will purchase more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program; nor will it prevent or necessarily reduce losses in a declining market. Moreover, other investment programs may not work in concert with Dollar Cost Averaging. Therefore, you should monitor your use of these programs, as well as other transfers or withdrawals, while Dollar Cost Averaging is being used. You may not participate in both the Dollar Cost Averaging and Asset Rebalancing Programs at the same time.

ASSET REBALANCING. Asset Rebalancing allows you to readjust the percentage of your Policy Account Value allocated to each Sub-Account to maintain a pre-set level. Over time, the variations in each Sub-Account's investment results will shift the balance of your Policy Account Value allocations. Under the Asset Rebalancing feature, we periodically will transfer your Policy Account Value, including new Net Premiums (unless you specify otherwise), back to the percentages you specify in accordance with procedures and requirements that we establish. All of your Policy Account Value allocated to the Sub-Accounts must be included in an Asset Rebalancing program. You cannot include your Fixed Account balance in an Asset Rebalancing program. Transfers under an Asset Rebalancing program do not count toward the transfer limit. See "Transfer Fee" at page [39].

You may request Asset Rebalancing when you apply for your Policy or by submitting a completed written request to us at our Administrative Office. Please call or write us for a copy of the request form and additional information concerning Asset Rebalancing.

Asset Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Policy Account Value allocated to the better performing segments. Other investment programs may not work in concert with Asset Rebalancing. Therefore, you should monitor your use of these programs, as well as other transfers or withdrawals, while Asset Rebalancing is being used. We may change, terminate, limit, or suspend Asset Rebalancing at any time. You may not participate in both the Dollar Cost Averaging and Asset Rebalancing Program at the same time. In addition, your Asset Rebalancing Program will terminate automatically if you make a transfer outside the Asset Rebalancing Program.

                    THE INVESTMENT AND FIXED ACCOUNT OPTIONS

VARIABLE ACCOUNT INVESTMENTS

PORTFOLIOS. Each of the Sub-Accounts invests in the shares of one of the Portfolios. Each Portfolio is an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of a registered open-end management investment company. We briefly describe the Portfolios below. You should read the current Prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios, their investment objectives and strategies, and the investment risks associated with the Portfolios. If you do not have a Prospectus for a Portfolio, contact us and we will send you a copy.

Each Portfolio holds its assets separate from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies. Each Portfolio operates as a separate investment fund, and the income, gains, and losses of one Portfolio generally have no effect on the investment performance of any other Portfolio.

The Portfolios that currently are the permissible investments of the Variable Account under the Policy are Lincoln National Bond Fund, Inc., Lincoln National Money Market Fund, Inc. and separate series of Delaware Group Premium Fund ("Delaware Fund"). The investment objectives of the Portfolios are briefly described below.

                         [INSERT PORTFOLIO DESCRIPTIONS]

                    PORTFOLIOS OF DELAWARE FUND AND VARIABLE
                              ACCOUNT SUB-ACCOUNTS

TREND SERIES. Long-term capital appreciation, by investing primarily in small-cap common stocks and convertible securities of emerging and other growth oriented companies that the adviser believes are responsive to changes within the marketplace and possess fundamental characteristics to support continued growth.

GROWTH AND INCOME SERIES (FORMERLY DECATUR TOTAL RETURN SERIES). Highest possible total rate of return by selecting issues that exhibit the potential for capital appreciation while providing higher than average dividend income.

SELECT GROWTH SERIES. Long-term capital appreciation, by investing in common stocks of companies that the adviser believes have the potential for high earnings growth. The Portfolio invests, but not exclusively, in common stocks and income producing securities convertible into common stocks, consistent with the Portfolio's objective.

INTERNATIONAL EQUITY SERIES. Long-term growth without undue risk to principal, by investing in equity securities that provide the potential for capital appreciation and income. As an international fund, under normal circumstances the Portfolio will invest at least 65% of its total assets in equity securities of companies from at least three foreign countries.

                      PORTFOLIOS OF LINCOLN NATIONAL FUNDS
                        AND VARIABLE ACCOUNT SUB-ACCOUNTS

BOND FUND. Maximum current income consistent with prudent investment strategy. The Portfolio invests primarily in medium and long-term corporate and government bonds.

MONEY MARKET FUND. Maximum current income consistent with the preservation of capital. The Portfolio invests in short-term obligations issued by U.S. corporations, the U.S. Government, and federally chartered bankers and U.S. branches of foreign banks.

Not all Sub-Accounts may be available under your Policy. You should contact your representative for further information on the availability of the Sub-Accounts.

DELAWARE MANAGEMENT COMPANY ("DELAWARE MANAGEMENT") is the investment manager to each Portfolio of the Delaware Fund except the International Equity Series. Delaware Management and its predecessors have been managing funds since 1938. DELAWARE INTERNATIONAL ADVISERS LTD. ("DELAWARE INTERNATIONAL"), an affiliate of Delaware Management, is the investment manager for the International Equity Series. Delaware International began operating in 1990.

LINCOLN INVESTMENT MANAGEMENT, INC. ("LIM") is the investment adviser to the Lincoln Funds. LIM has acted as an investment adviser to mutual funds for many years. Delaware Management, Delaware International, and LIM are indirect wholly-owned subsidiaries of Lincoln National Corp., which is also First Penn-Pacific's ultimate parent.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Sub-Accounts invest. You bear that risk. YOU SHOULD CAREFULLY REVIEW THE PORTFOLIOS' PROSPECTUSES BEFORE ALLOCATING AMOUNTS TO THE SUB-ACCOUNTS.

Each Portfolio is subject to certain investment restrictions and policies that may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Sub-Account are separate and are credited to or charged against the particular Sub-Account without regard to income, gains or losses from any other Sub-Account or from any other part of our business. We will use the Net Premiums you allocate to a Sub-Account to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Policy obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Policy Owners will not bear the attendant expenses.

VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Sub-Account to which you have allocated your Policy Account Value. Under current interpretations, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed and will provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of votes for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, you are the person entitled to give voting instructions. However, if you assign your Policy, the assignee may be entitled to give voting instructions. Retirement plans determine the rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Policy. If you do not send us written instructions, we will vote the shares attributable to your Policy in the same proportions as we vote the shares for which we have received instructions from other Policy Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Policy Owners.

We may, when required by state insurance regulatory authorities, disregard Policy Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Policy Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Policy Owners, and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in the shares of a Portfolio is no longer preferable, we may add or substitute shares of another Portfolio or mutual fund for Portfolio shares already purchased or to be purchased in the future by Premiums under the Policy. Any substitution will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Variable Account and the Sub-Accounts:

         (a)  to operate the Variable Account in any form permitted by law;

         (b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

         (c) to transfer assets from one Sub-Account to another, or from any Sub-Account to our general account;

         (d)  to add, combine, or remove Sub-Accounts in the Variable Account;

         (e) to assess a charge for taxes attributable to the operation of the Variable Account or for other taxes, as described in "Deductions and Charges - Other Variable Account Charge" on page [37] below; and

         (f) to change the way in which we assess other charges, as long as the total other charges do not exceed the maximum guaranteed charges under the Policies.

If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT. THE PORTION OF THE POLICY RELATING TO THE FIXED ACCOUNT IS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND THE FIXED ACCOUNT IS NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 (THE "1940 ACT"). ACCORDINGLY, NEITHER THE FIXED ACCOUNT NOR ANY INTERESTS IN THE FIXED ACCOUNT ARE SUBJECT TO THE PROVISIONS OR RESTRICTIONS OF THE 1933 ACT OR THE 1940 ACT, AND THE DISCLOSURE REGARDING THE FIXED ACCOUNT HAS NOT BEEN REVIEWED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION. THE STATEMENTS ABOUT THE FIXED ACCOUNT IN THIS PROSPECTUS MAY BE SUBJECT TO GENERALLY APPLICABLE PROVISIONS OF THE FEDERAL SECURITIES LAWS REGARDING ACCURACY AND COMPLETENESS.

You may allocate part of your Net Premiums to the Fixed Account. Under this option, we credit interest to the Fixed Account, as described below. From time to time we will set a current interest rate applicable to Net Premiums and transfers allocated to the Fixed Account. We determine interest rates in accordance with then-current market conditions and other factors. The rates of interest that we set will never be less than an annual effective rate of 4%. We may credit interest at a higher rate, but we are not obligated to do so.

Amounts allocated to the Fixed Account become part of the general account of First Penn-Pacific. First Penn-Pacific invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts.

We may delay payment of partial or full withdrawals from the Fixed Account for up to 6 months from the date we receive your written withdrawal request. If we defer payment for more than 30 days, we will pay interest (if required) on the deferred amount at such rate as may be required by the applicable state or jurisdiction.

                           POLICY BENEFITS AND RIGHTS

DEATH BENEFIT. While your Policy is in force, we will pay the Death Benefit proceeds to the Beneficiary upon the death of the Insured. As described below in "Proceeds Options", on pages

[34-35], we will pay the Death Benefit proceeds in a lump sum or apply them under an optional payment plan.

The Death Benefit proceeds payable to the Beneficiary equal the Death Benefit, less:

     -   any Loan Account Value as of the date of death,
     -   any unpaid loan interest through the end of the Policy Month of death;
     -   any unpaid and due charges; and
     - the total benefits paid under our Long Term/Convalescent Care Benefit Riders, if you have received any.

We will determine the amount of the Death Benefit proceeds as of the date of the Insured's death. We will usually pay the Death Benefit proceeds within seven days after we have received due proof of death and all other requirements we deem necessary have been satisfied.

The Death Benefit will be the greater of: (a) the Specified Amount of your Policy; or (b) the Policy Account Value multiplied by the applicable death benefit factor as described below. The death benefit factors are intended to enable your Policy to be meet the definition of "life insurance contract" under the Tax Code, so that it will qualify for favorable federal income tax treatment. The death benefit factors are stated in your Policy Schedule. They vary according to the age of the Insured. Under this formula, an increase in Policy Account Value due to favorable investment experience may increase the Death Benefit above the Specified Amount, and a decrease in Policy Account Value due to unfavorable investment experience may decrease the Death Benefit (but not below the Specified Amount). As explained on pages [33-34], we will reduce the Specified Amount if you take a partial withdrawal. If your Policy includes our Convalescent Care Rider, a partial withdrawal also will reduce the Benefit Limit under your Rider. See "Convalescent Care Benefits Rider on pages [30-31].

EXAMPLES:

-----------------------------------------------------------------------------
                                                Example A      Example B
-----------------------------------------------------------------------------
Specified Amount                                $50,000        $50,000
-----------------------------------------------------------------------------
Insured's Age                                   60             60
-----------------------------------------------------------------------------
Policy Account Value on Date of Death           $40,000        $25,000
-----------------------------------------------------------------------------
Applicable Death Benefit Factor                 130%           130%
-----------------------------------------------------------------------------
Death Benefit                                   $52,000        $50,000
-----------------------------------------------------------------------------

In Example A, the Death Benefit equals $52,000, I.E., the greater of $50,000 (the Specified Amount) and $52,000 (the Policy Account Value at the date of death of $40,000, multiplied by the Death Benefit Factor of 130%). This amount, less any Loan Account Value and Long

Term/Convalescent Care benefits paid, constitutes the Death Benefit proceeds that we would pay to the Beneficiary.

In Example B, the Death Benefit is $50,000, i.e., the greater of $50,000 (the Specified Amount) or $32,500 (the Policy Account Value of $25,000 multiplied by the Death Benefit Factor of 130%). This amount, less any Loan Account Value and Long Term/Convalescent Care benefits paid, constitutes the Death Benefit proceeds that we would pay to the Beneficiary.

CHANGE IN THE SPECIFIED AMOUNT. While the Policy is in force, you may change the Specified Amount. Write or call our Administrative Office to obtain the necessary form. The change will take effect on the first Monthly Anniversary Day after we approve your request.

[If you request a decrease in Specified Amount, we will first apply it to coverage provided by the most recent increase in Specified Amount, then to the next most recent increase successively and finally to the Specified Amount under the original application.] We will not permit a decrease in the Specified Amount of your Policy if afterward the Specified Amount remaining in force would be less than the Minimum Specified Amount shown in your Policy Schedule. The Minimum Specified Amount will reflect the Insured's age at issue, sex, rating class and history of tobacco use.

To apply for an increase in the Specified Amount, you must submit to us a supplemental application, accompanied by a satisfactory evidence of insurability. We will not permit any increase in Specified Amount after the Insured's 80th birthday. You may not increase the Specified Amount of your Policy more often than once every twelve months.

We may decline a request for a change in Specified Amount in our discretion. You may not change the Specified Amount if the Insured is not living on the effective date of the change or your policy is in the Grace Period.

You should be aware that an increase in the Specified Amount of your Policy will affect the cost of insurance charges applicable to your Policy. We will deduct a larger amount of cost of insurance charges, because an increase in the Specified Amount also will increase the net amount at risk under your Policy. [We will not approve a request for a Specified Amount increase if the Surrender Value is too small to pay the Monthly Deduction for the Policy Month following the increase.]

OPTIONAL INSURANCE BENEFITS. You may ask to add one or more Riders to your Policy to provide additional optional insurance benefits. We may require evidence of insurability before we issue a Rider to you. We will deduct the premiums for any Rider as part of the Monthly Deduction. For more information concerning what options we may offer, please ask your sales representative or contact us at 800-xxx-xxxx. In our discretion we may offer Riders or stop offering any Rider at any time.

Not all of these Riders may be available in your state, and the terms of these benefits may differ in some states. Contact us for more information.

LONG-TERM/CONVALESCENT CARE BENEFITS RIDERS.

Under these Riders, we will reimburse you for certain long-term care expenses if the Insured becomes Chronically Ill, as defined in the Riders. Other conditions apply. To obtain these benefits, you must purchase the Convalescent Care Benefits Rider described below. You may add one of the two Extension of Benefits Riders described below to tailor your coverage to your needs. THESE RIDERS MAY NOT COVER ALL OF THE LONG-TERM CARE EXPENSES INCURRED BY THE INSURED DURING THE PERIOD OF COVERAGE. ACCORDINGLY, WE STRONGLY ADVISE YOU TO REVIEW CAREFULLY ALL POLICY AND RIDER LIMITATIONS. Amounts deducted to pay for these Riders may be taxable to you as ordinary income. For more information, see "Federal Tax
Considerations: Long Term/Convalescent Care Benefits Rider" at page [46] below.

CONVALESCENT CARE BENEFITS RIDER. This Rider provides the basic long-term care expenses coverage that we offer in connection with the Policy. The maximum total benefit payable under the Rider (the "Benefit Limit") is equal to the Death Benefit as of the date we approve your claim for benefits under the Rider, less the Loan Account Value. The payment of benefits under this Rider in effect is a prepayment of the Death Benefit, since each benefit payment reduces the Death Benefit payable by an equal amount. Accordingly, if you receive total benefits under this Rider equal to the Death Benefit under your Policy, the Policy will lapse and no Death Benefit will be payable upon the Insured's death. Likewise, if the Insured dies while collecting benefits under this Rider, the Death Benefit will be reduced to reflect the total Benefits paid under this Rider.

Benefit payments also may not exceed the daily benefit limit (the "Daily Maximum"). We offer two levels of Daily Maximum. One in effect provides for payment of the maximum daily benefit over a two-year period. The other in effect provides for payment of a lower maximum daily benefit over a three-year period. We use the two and three year periods solely as a guide in setting the Daily Maximum for your Rider. If your covered expenses are less than the applicable Daily Maximum, we will continue to pay benefits until the total benefit payments reach the Benefit Limit. However, if you wish to ensure the availability of coverage for longer periods, you may purchase one of the Extension of Benefit Riders described below.

If you take a Policy Loan or partial withdrawal while you are collecting benefits under this Rider, we will reduce the Benefit Limit and the Daily Maximum as described in the Rider.

The types of expenses covered by the Rider are as follows: Care Planning expenses; Caregiver Training expenses; Adult Day Care expenses; Home Health Care expenses; Homemaker Services expenses; Hospice Services expenses; Respite Care expenses; Nursing Home Care expenses; Bed Reservation expenses; Assisted Living Facility expenses; and Alternative Care Services expenses. Covered expenses, and any restrictions on the types and levels of services and expenses covered, are described in more detail in the Rider.

Subject to the terms and conditions of this Rider, benefits are payable under this Rider once the Insured has been Chronically Ill for at least 90 days. We may require verification of eligibility for benefits, including a review of medical facts or an examination of the Insured by a physician of our choice.

To submit a claim, you must give us written notice at our administrative office within 60 days of when you first incur an expense covered by the Rider, or as soon thereafter as is reasonably possible. We will then send you a Claim Form to fill out and return to us. Be aware that your Benefit Limit is determined as of the date when we approve your claim, not the date on which you file your claim. A decrease in your Policy Account Value while your claim is pending may reduce your Benefit Limit, if your Policy's Death Benefit is higher than the Specified Amount. See "Death Benefit" at pages [27-28]. To avoid that risk, you may wish to transfer part or all of your Policy Account Value to the Fixed Account while your claim is pending.

When we approve your claim, we will transfer the entire Policy Account Value to the Fixed Account. You may not transfer Policy Account Value from the Fixed Account as long as you continue to claim benefits under this Rider. We will continue to deduct charges from your Policy Account Value while you are claiming benefits under this Rider. The charges will reflect the decreases in the Death Benefit and the Policy Account Value resulting from the benefit payments under the Rider. You may also take Policy Loans and Partial Withdrawals. Each benefit payment will reduce the Net Policy Account Value in proportion to the reduction in the Net Death Benefit.

If your Policy lapses while you are collecting benefits under the Rider, your coverage under the Rider will not cease. Instead, we will continue to pay benefits to you under the Rider until your total benefit payments equal the Benefit Limit. However, if the Insured is ineligible for benefits for 30 consecutive days (excluding any hospital stay), the Rider also will lapse.

EXTENSION OF CONVALESCENT CARE BENEFITS RIDER. This Rider provides additional Long-Term/Convalescent Care Benefits. This Rider covers the same types of expenses the Convalescent Care Benefits Rider

Under this Rider, we will reimburse additional covered expenses in the amount of the Additional Benefits Limit shown in your Policy Schedule. The Additional Benefit Limit is payable when you reach the Benefit Limit in your Convalescent Care Rider. The Additional Benefit Limit is a fixed amount. It is not affected by changes in your Policy's Net Death Benefit or the Benefit Limit in your Convalescent Care Rider. This Rider also has its own Daily Maximums. It is not affected by any changes to the Daily Maximums in your Convalescent Care Rider.

In addition, after your Policy and this Rider have been in effect for three years, a benefit is payable under this Rider even if a qualifying claim begins after your Policy and this Rider lapse. In this circumstance the Benefit Limit will equal the greater of the premium paid for the Rider or 30 times the Daily Maximum for Nursing Home Care in effect as of the date of lapse.

EXTENSION OF CONVALESCENT CARE BENEFITS RIDER WITH AUTOMATIC INCREASING BENEFITS. This Rider provides the same type of benefits as the Extension of Convalescent Care Benefits Rider, except that on each Rider Anniversary the Additional Benefit Limit and Daily Maximum for the Rider increases by 5%.

GUARANTEE ENHANCEMENT RIDER.

While this Rider is in effect, if your Policy Account Value is insufficient to pay a Monthly Deduction when due, your Policy will not lapse. Instead we will reduce the Specified Amount of your Policy (and the Benefit Limit of any Convalescent Care Benefits Rider) to the Guaranteed Minimum Benefit. To qualify for this Benefit you must meet the following conditions:

     -   You must not have taken any Policy Loan;
     -   You must not have taken any partial withdrawal;
     - You must not have changed the Specified Amount of your Policy or added benefits, except upon our written recommendation; and
     -   You must agree to the reduction in Specified Amount described above.

This Rider may not be available in all states.

POLICY LOANS. While your Policy is in force, you may borrow money from us using the Policy as the only security for your loan. Loans have priority over the claims of any assignee or any other person. The minimum loan amount is the lesser of $500 or the minimum required in your state. We may change this limit. In addition, if you have named an irrevocable Beneficiary, you must also obtain his or her written consent before we make a Policy Loan to you.

We will treat as a Preferred Loan your total Policy Loans (including accrued and unpaid interest) up to the "gain" in your Policy. Your "gain" equals your Policy Account Value minus your Premiums paid, plus any partial withdrawals. Any additional Policy Loan balances are treated as Regular Loans. The effective interest rate on Preferred Loans and Regular Loans is 8% annually. Interest on Policy Loans is due at the end of each month. If you do not pay the interest on a Policy Loan when due, the unpaid interest will be added to your Policy Loan balance and will accrue interest at the applicable rate.

When we make a Policy Loan to you, we will transfer to the Loan Account a portion of the Policy Account Value equal to the loan amount. We will credit interest to your Loan Account Value at the rates shown on your Policy Schedule. Currently we credit interest at the rate of 8% annually on Loan Account Value attributable to Preferred Loans and 6% annually on Loan Account Value attributable to Regular Loans. If you do not pay loan interest when due, we will transfer to the Loan Account an amount of Policy Account Value equal to the amount by which the interest due on your loan exceeds the interest credited to your Loan Account Value in the previous month. We will take the transfers pro rata from the Fixed Account and the Sub-Accounts, unless you instruct us otherwise in writing.

If you purchase a Policy in exchange for another life insurance policy under which a loan is outstanding, in our discretion we may permit you to continue that loan under your Policy. We will advise you of the applicable interest rate.

You may repay all or any part of any Policy Loan while the Policy is still in effect and the Insured is living. If you have a Policy Loan outstanding, we will treat any payment we receive from you as a loan repayment, unless you instruct us otherwise in writing. We will deduct an amount equal to your loan repayment from the Loan Account and allocate your payment among the Sub-Accounts and the Fixed Account in accordance with your then current Premium allocation, unless you instruct us otherwise.

A Policy Loan, whether or not repaid, will have a permanent effect on the Policy Account Value because the investment results of each Sub-Account and the interest paid on the Fixed Account will apply only to the amounts remaining in those accounts. The longer a loan is outstanding, the greater the effect is likely to be. The effect could be favorable or unfavorable. If the Sub-Accounts and/or Fixed Account earn more than the annual interest rate charged on your Policy Loan, your Policy Account Value will not increase as rapidly as it would if you had not taken a Policy Loan. If the Sub-Accounts and/or Fixed Account earn less than that rate, then your Policy Account Value will be greater than it would have been if you had not taken a Policy Loan. Also, if you do not repay a Policy Loan, your Loan Account Value will be subtracted from the Death Benefit and Surrender Value otherwise payable.

You may realize taxable income when you take a Policy Loan. In most instances, a Policy is treated as a "modified endowment contract" for federal tax purposes. As a result, Policy Loans usually are treated as withdrawals for tax purposes, and the amount of the loan may be treated as taxable income to you. In addition, you may also incur an additional ten percent penalty tax. You should also be aware that interest on Policy Loans is generally not deductible. If your Policy lapses while a Policy Loan is outstanding and your Policy is not a MEC, you may owe taxes or suffer other adverse tax consequences. Accordingly, before you take a Policy Loan, you should consult your tax adviser and carefully consider the potential impact of a Policy Loan on your rights and benefits under the Policy.

AMOUNT PAYABLE ON SURRENDER OF THE POLICY. While your Policy is in force, you may fully surrender your Policy. Upon surrender, we will pay you the Surrender Value determined as of the day we receive your written request at our Administrative Office, together with your Policy. Your Policy will terminate on the day we receive your written request. Before we pay a full surrender, you must provide us with tax withholding information.

The Surrender Value equals the Policy Account Value, minus any applicable Surrender Charge, minus any Loan Account Value. We will determine the Surrender Value as of the end of the Valuation Period during which we received your request for surrender. We generally will pay you the Surrender Value of the Policy within seven days of our receiving your complete written request or on the effective surrender date you have requested, whichever is later. The determination of the Surrender Charge is described on pages [38-39].

You may receive the Surrender Value in a lump sum or under any of the proceeds options described in "Proceeds Options" on pages [34-35].

The tax consequences of surrendering the Policy are discussed in "Federal Tax Considerations," beginning on page [42].

PARTIAL WITHDRAWALS. You may receive a portion of the Surrender Value by making a partial withdrawal from your Policy. You may not withdraw less than $500 at one time. You must request the partial withdrawal in writing, unless you previously provided us with written authorization to request partial withdrawals by telephone. Your request will be effective on the date we receive it at our Administrative Office. Before we pay any partial withdrawal, you must provide us with tax withholding information.

When you request a partial withdrawal, we will pay you the amount requested and subtract the amount requested plus any applicable Partial Withdrawal Charge from your Policy Account Value. The Partial Withdrawal Charge does not apply to certain withdrawals. The determination of the Partial Withdrawal Charge is described on page [39]. We will take your partial withdrawal pro rata from the Sub-Accounts and/or the Fixed Account.

A partial withdrawal will reduce the Specified Amount of your Policy as well as the Policy Account Value. We will reduce the Specified Amount by the amount of the partial withdrawal. We will not permit a partial withdrawal that would reduce the Specified Amount below the Minimum Specified Amount shown in your Policy Schedule. [If you have previously increased the Specified Amount of your Policy, your partial withdrawals will first reduce the Specified Amount of the most recent increase, then the next most recent increases successively, then the Specified Amount of the original Policy. We will notify you of any change in the Specified Amount in our next quarterly or annual report to you.]

The tax consequences of partial withdrawals are discussed in "Federal Tax Considerations" beginning on page [42].

PROCEEDS OPTIONS. We will pay the Surrender Value or Death Benefit proceeds under the Policy in a lump sum or under one of the proceeds options that we then offer. Our consent is needed for any payment option that would result in installment payments of less than $50. Unless we consent in writing, the proceeds options described below are not available if the payee is an assignee, administrator, executor, trustee, association, partnership, or corporation. We will not permit surrenders or partial withdrawals after payments under a proceeds option commence. We will transfer to our general account any amount placed under a proceeds option and it will not be affected by the investment performance of the Variable Account.

You may request a proceeds option by writing to us at our Administrative Office before the death of the Insured.

The following proceeds options are available under the Policy:

OPTION A - PAYMENTS FOR A FIXED NUMBER OF YEARS. We will pay equal monthly installments for a period selected by you of not less than five and not more than 25 years. Payments are based on a guaranteed interest rate of 4% compounded annually.

OPTION B - LIFE INCOME WITH A GUARANTEE MINIMUM PAYMENT PERIOD. We will pay proceeds in equal monthly payments to the payee for as long as the payee is alive. If the payee dies before the end of the Guarantee Period, we will continue payments to a named beneficiary until the end of the Guarantee Period. We offer Guarantee Periods of ten years, fifteen years or twenty years. The amount of the payment will be determined from Option Table B in your Policy.

OPTION C - PROCEEDS LEFT ON DEPOSIT. We will return the proceeds on deposit while the payee is alive. We will disburse the proceeds as requested by the payee. We will credit interest to unpaid balances at an annual effective rate of 4%. The amount left on deposit must equal at least $2,500 unless we agree otherwise.

OPTION D - PAYMENTS OF FIXED AMOUNT UNTIL PROCEEDS ARE EXHAUSTED. We will pay equal monthly installments until the proceeds are exhausted. We will credit interest to unpaid balances at an annual effective rate of 4%.

When we begin to make payments under Options A, B and D, we will tell you the amount of your installment payment. Your installment payment will never be less than the amounts determined using the tables in the Policy. It may be higher.

In our discretion, from time to time we may credit interest in addition to the interest guaranteed under the proceeds options. If the Payee dies, under Options A and B, we will pay the commuted value of the remaining payments to the Payee's estate; under Options C and D, we will pay the unpaid balance left with us plus any unpaid interest.

In addition, we may agree to other proceeds option plans. Write or call us to obtain information about them.

POLICY AFTER AGE 100. The Policy does not have a maturity date. When the Insured reaches age 100 and the Policy is in force, we will make the following changes to your Policy:

     - We will transfer all of your Variable Account Value to the Fixed Account. We will continue to credit interest to the Fixed Account as described above.

     - We will discontinue charging a cost of insurance charge, and we will not deduct any other charge.

     -    You may not pay additional Premiums.

The other provisions of the Policy will continue in force.

TERMINATION AND GRACE PERIOD. The Policy will terminate and life insurance coverage will end when one of the following events first occurs:

         (a)  you surrender your Policy;

         (b) the Grace Period ends without payment of sufficient additional Premium and your Policy does not have an in force Guarantee Enhancement Rider; or

         (c)  the Insured dies.

Your Policy will enter the Grace Period if on a Monthly Anniversary Day the Surrender Value is insufficient to pay the Monthly Deduction or the Loan Account Value exceeds the Surrender

Value. You will be given a 61-day Grace Period in which to pay an amount sufficient to keep your Policy in force after the end of the Grace Period.

At least 30 days before the end of the Grace Period, we will send you and any assignee a notice telling you that you must pay at least the amount shown in the notice by the end of the Grace Period to prevent your Policy from terminating. The amount shown in the notice will approximately equal three Monthly Deductions. You may pay a larger amount if you wish. If you do not pay us the amount shown in the notice before the end of the Grace Period, your Policy will end at the end of the Grace Period unless your Policy has an in force Guarantee Enhancement Rider. See "Guarantee Enhancement Rider" at page [31] above.

Your Policy will continue in effect through the Grace Period. If the Insured dies during the Grace Period, we will pay a Death Benefit in accordance with your instructions. However, we will reduce the proceeds by an amount equal to the Monthly Deductions due and unpaid. See "Death Benefit," on pages [27-28].

REINSTATEMENT. If your Policy lapses during the life of the Insured, you may apply for reinstatement of your Policy by paying us the reinstatement Premium. You must request reinstatement within five years from the end of the Grace Period while the Insured is living. The reinstatement Premium is equal to any charges due and unpaid on the date of lapse plus an amount sufficient to keep your Policy from entering the Grace Period for two months. If you choose, you may pay a larger amount. If any Policy Loan was outstanding at the time of lapse, you must either repay or reinstate the loan before we will reinstate your Policy. In addition, you must provide evidence of insurability satisfactory to us. The Policy Account Value on the reinstatement date will reflect the Premium paid at the time of reinstatement. We will advise you of the Surrender Charge, if any, that will apply to surrender of your Policy after reinstatement. All Policy charges will continue to be based on your original Issue Date.

CANCELLATION. You may cancel your Policy by returning it to us within thirty days after you receive it. If you return your Policy, it terminates and we will pay you an amount equal to your Premium. We will pay the refund within seven days of receiving your request. No Surrender Charge is imposed upon return of your Policy within the right to return period.

POSTPONEMENT OF PAYMENTS. We may defer for up to fifteen days the payment of any amount attributable to a Premium paid by check to allow the check a reasonable time to clear. We ordinarily will pay any amount attributable to the Policy Account Value allocated to the Variable Account within seven days, except:

     - whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);
     - when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Variable Account's investments or determination of the value of its net assets is not reasonable practicable; or
     -   at any other time permitted by the SEC for your protection.

In addition, we may delay payment of Policy Account Value in the Fixed Account for up to six months or a shorter period if required by law. If we defer payment for more than 30 days we will pay interest (if required) on the deferred amount at such rate as may be required by the applicable state or jurisdiction.

                             DEDUCTIONS AND CHARGES

We assess charges and deductions under your Policy against Premiums, the Sub-Accounts and the Policy Account Value. Additional deductions and expenses are paid out of the Portfolios' assets, as described in the Prospectuses of the Portfolios.

PREMIUM EXPENSE CHARGE. We charge a premium expense charge of 3.5% of each Premium paid. The premium expense charge is intended to cover a portion of our state premium tax expenses, certain federal tax liabilities resulting from the receipt of Premiums, and a portion of our distribution expenses. State premium tax rates vary from 0% to 4.0%. We do not vary this charge to reflect the actual premium tax rate in individual states or the absence of premium tax in certain states. Accordingly, the portion of this charge attributable to state premium taxes may be more or less than the premium taxes assessed in your state.

MORTALITY AND EXPENSE RISK CHARGE. On each Valuation Day, we will take a deduction from the Sub-Accounts to compensate First Penn-Pacific for certain expenses incurred in connection with this Policy. The mortality and expense risk charge will be calculated at an annual effective rate equivalent to 1.00% of average daily net assets of each Sub-Account, as described in the table of Policy Charges and Deductions on pages [9-11]. The amount deducted will be determined on each Valuation Day.

The mortality and expense risk charge is intended to compensate us for incurring certain expenses and assuming certain mortality risks under the Policies. The mortality risk assumed in relation to the Policy includes the risk that the cost of insurance charges specified in the Policy will be insufficient to meet claims. We also assume a risk that, on the Monthly Anniversary Day preceding the death of an Insured, the Death Benefit will exceed the amount on which the cost of insurance charges were based. The expense risk assumed is that expenses incurred in issuing and administering the Policies will exceed the administrative charges set in the Policy.

OTHER VARIABLE ACCOUNT CHARGE. We currently are not maintaining a provision for taxes attributable to the operations of the Variable Account (as opposed to the federal tax related to the receipt of Premiums under the Policies). In the future, however, we may make such a charge. Charges for other taxes, if any, attributable to the Variable Account or to this class of Policies may also be made.

MONTHLY DEDUCTION. Each month on the Monthly Anniversary Day we will take a Monthly Deduction from your Policy Account Value. The Monthly Deduction will consist of a cost of insurance charge, a Monthly Expense Charge, and any charges for optional benefit Riders. We deduct the Monthly Deduction pro rata from your interests in the Sub-Accounts and your Fixed Account balance.

COST OF INSURANCE CHARGE. The cost of insurance charge is intended to pay for the cost of providing life insurance coverage for the Insured. We guarantee that this charge will not exceed the maximum cost of insurance charge determined on the basis of the rates shown in the mortality table guaranteed in your Policy.

The current monthly cost of insurance charge is equal to the current cost of insurance rate times the net amount at risk. The net amount at risk is (a) -
(b), where:

     (a) is the Death Benefit on the first day of the Policy Month divided by 1.0032737; and
     (b) the Policy Account Value on that day before the deduction of the monthly Cost of Insurance.

Rates may differ based on the age, sex, rating class and history of tobacco use of the Insured. Your guaranteed cost of insurance rates are set forth in the mortality tables in your Policy. Because the net amount for which we are at risk under your Policy may vary monthly, your cost of insurance charge is likely to differ each month. If the Insured is still living and your Policy is in effect on the first Policy Anniversary after the Insured's 100th birthday, we will discontinue charging you a cost of insurance charge.

We determine the cost of insurance charge separately for the initial Specified Amount and each subsequent increase. The current cost of insurance charge covers our anticipated mortality costs for standard and substandard risks. We determine the current cost of insurance rates based on our expectations as to our future mortality experience and other factors. We guarantee, however, that we will never charge you a cost of insurance charge higher than the amount determined using the maximum guaranteed cost of insurance rates shown in the Policy. We base our cost of insurance rates on the Insured's sex, attained age or, for the first seven Policy Years, issue age and duration, rating class, and history of tobacco use. However, we issue unisex Policies in Montana. Our cost of insurance rates are based on the 1980 Commissioners Standard Ordinary ("1980 CSO") Mortality Table based on the Insured's sex, age last birthday, and history of tobacco use.

MONTHLY EXPENSE CHARGE. We charge a Monthly Expense Charge of $6.00 per month. We may raise or lower this charge, but it will never exceed $8.00 per month. The Monthly Expense Charge is intended to compensate us for administrative expenses such as salaries, postage, telephone, office equipment and periodic reports.

RIDER CHARGES. If you select our Long Term/Convalescent Care Riders or Guarantee Enhancement Rider, each month we will deduct a charge for each Rider. The charge is intended to cover our anticipated costs for providing the benefits offered under the Rider(s) you have selected. The monthly charge will depend on the type of Rider you select and the level of coverage provided. The monthly charge for our base Long-Term/Convalescent Care Rider also is based on the Insured's Age. The monthly charge for our other Long-Term/Convalescent Care Riders reflects the Insured's Age at issue. The monthly charge for our Guarantee Enhancement Rider is a percentage of Policy Account Value.

PORTFOLIO EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Sub-Accounts to which you allocate your Policy Account Value. The Variable Account purchases shares of the Portfolios at net asset value. Each Portfolio's net asset value reflects investment advisory fees and administrative expenses already deducted from the Portfolio's assets. For a summary of current estimates of these charges and expenses, see page [11] above. For more information concerning the investment advisory fees and other charges against the Portfolios, see the Prospectuses and the statements of additional information for the Portfolios, which are available upon request.

We may receive compensation from the investment advisers or administrators of the Portfolios. Such compensation will be consistent with the services we provide or the cost savings resulting from the arrangement and therefore may differ between Portfolios.

SURRENDER CHARGE. If you surrender your Policy, you may pay a Surrender Charge. The Surrender Charge equals the amount shown in the table in your Policy for the Policy Year in which surrender occurs. The Surrender Charge equals a percentage of your Initial Premium. The applicable Surrender Charge percentages are shown in the table on page [9] above. The applicable percentage is based on the Insured's age at issue and the number of complete years elapsed since the Issue Date. The amount of the Surrender Charge decreases over time. After the 14th Policy Year, the Surrender Charge is 0%. Payment of additional Premiums does not affect the Surrender Charge.

The Surrender Charge is imposed to cover a portion of our actual distribution expenses, which include agents' sales commissions and other sales and distribution expenses. We expect to recover total sales expenses of the Policies over the life of the Policies. However, to the extent distribution costs are not recovered by the Surrender Charge, Partial Withdrawal Charge or the premium expense charge, we may make up any shortfall from the assets of our general account, which includes funds derived from the mortality and expense risk charges charged to the Sub-Accounts and other fees and charges under the Policies.

If you take a partial withdrawal, we will reduce the Surrender Charge in that Policy Year by the amount of any Partial Withdrawal Charge. In addition, the Surrender Charge in subsequent years will be reduced proportionately. For example, assume you pay a $25 Partial Withdrawal Charge when the Surrender Charge shown in the table is $500. If later that year you surrender your Policy, the Surrender Charge would be $475, I.E., 5% less than the charge shown in the Table. If you surrender your Policy in a subsequent Policy Year when the Surrender Charge shown in the Table is $200, then you would pay a Surrender Charge of $190. Changes in the Specified Amount of your Policy will not affect the Surrender Charge.

PARTIAL WITHDRAWAL CHARGE. We also charge a Partial Withdrawal Charge on a partial withdrawal from your Policy. The Partial Withdrawal Charge is $25 on each partial withdrawal after the first in each Policy Year. The Partial Withdrawal Charge is used to cover a portion of our distribution expenses and our administrative expenses in processing partial withdrawal requests. See "Surrender Charge" on pages [38-39].

TRANSFER FEE. We charge a maximum transfer fee of $25 per transfer on each transfer after the first twelve transfers in any Policy Year, excluding transfers under our Dollar Cost Averaging and Asset Rebalancing Programs. We may charge the number of free transfers and the transfer fee at any time, but you will always be able to make at least 12 free transfers per year and the transfer fee will never exceed $25.

We will deduct the transfer fee from the Policy Account Value remaining in the Sub-Account or the Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will subtract it from the transferred amount.

SPECIAL PROVISIONS FOR GROUP OR SPONSORED ARRANGEMENTS. Where permitted by state insurance laws, Policies may be purchased under group or sponsored arrangements. We may reduce or waive the charges and deductions described above for Policies issued under these arrangements. Among other things, we may waive Surrender Charges and deductions to employees, officers, directors, agents, and immediate family members of the foregoing. We will reduce these charges and deductions in accordance with our rules in effect when we approve the application for a Policy. To qualify for a reduction, a group or sponsored arrangement must satisfy our criteria as to, for example, the size of the group, the expected number of participants and anticipated Premiums from the group. Generally, the sales contacts and effort, administrative costs and mortality cost per Policy vary based on such factors as the size of the group or sponsored arrangements, the purposes for which Policies are purchased and certain characteristics of the group's members. The amount of reduction and the criteria for qualification will reflect the reduced sales effort and administrative costs resulting from, and the different mortality experience expected as a result of, sales to qualifying groups and sponsored arrangements.

From time to time, we may modify both the amounts of reductions and the criteria for qualification. Reductions in these charges will not be unfairly discriminatory against any person, including the affected Policy Owners and all other owners of all other policies funded by the Variable Account.

                            GENERAL POLICY PROVISIONS

STATEMENTS TO POLICY OWNERS. We will maintain all records relating to the Variable Account and the Sub-Accounts. Each year we will send you a report showing information concerning your Policy transactions in the past year and the current status of your Policy. The report will include information such as the Policy Account Value as of the end of the current and the prior year, the current Death Benefit, Surrender Value, Loan Account Value, partial withdrawals, earnings, Premiums paid, and deductions made since the last annual report. We will also include any information required by state law or regulation. [If you ask us, we will send you an additional report at any time. We may charge you up to [$25] for this additional report. We will tell you the current charge before we send you the report.]

In addition, we will send you the financial statements of the Portfolios and other reports as specified in the Investment Company Act of 1940, as amended. We also will mail you confirmation notices or other appropriate notices of Policy transactions quarterly or more frequently within the time periods specified by law. Please give us prompt written notice of any address change. Please read your statements and confirmations carefully and verify their accuracy and contact us promptly with any questions.

LIMIT ON RIGHT TO CONTEST. In the absence of fraud, we may not contest the insurance coverage under your Policy after it has been in force for two years while the Insured is alive or for two years after any increase in the Specified Amount or any reinstatement. The two-year incontestability period may vary in certain states to comply with the requirements of state insurance laws and regulations.

In issuing your Policy, we rely on your application. Your statements in that application and any supplemental applications, in the absence of fraud, are considered representations and not warranties. In the absence of fraud, we will not use any statement made in connection with your application to void your Policy or to deny a claim, unless that statement is a part of the application or an amendment thereto.

SUICIDE. If the Insured commits suicide while sane or insane within two years of the Issue Date, the Death Benefit would be limited to the Premiums paid, less any Loan Account Value, Partial Withdrawals, and the cost of any riders, and the Policy will end. Likewise, if the Insured dies by suicide while sane or insane within two years after the effective date of any increase in the Specified Amount or reinstatement, the amount we will pay you (a) with respect to that increase will be limited to the Monthly Deductions taken in connection with that increase; and (b) with respect to the reinstatement will be limited to the Premiums paid since the reinstatement adjusted as described above. The suicide provisions may vary in certain states to comply with the requirements of state insurance laws and regulations.

MISSTATEMENT AS TO AGE AND SEX. If the age or sex of the Insured is incorrectly stated in the application, we will adjust any proceeds appropriately as specified in your Policy.

BENEFICIARY. You name the original Beneficiary(ies) in your Policy application. You may designate numbered classes of Beneficiaries to show priority of payment. You may assign more than one beneficiary to each class. You may change the Beneficiaries at any time while the Insured is alive, except irrevocable Beneficiaries may not be changed without their consent.

You must request a change of Beneficiary in writing. We will provide a form to be signed and filed with us. Your request for a change in Beneficiary will take effect as of the date you signed the form after we acknowledge receipt in writing. Until we acknowledge receipt of your change instructions, we are entitled to rely on your most recent instructions in our files. Accordingly, we are not liable for making a payment to the person shown in our files as the Beneficiary or treating that person in any other respect as the Beneficiary, even if instructions that we subsequently receive from you seek to change your Beneficiaries effective as of a date before we made the payment or took the action in question.

If you name more than one Beneficiary, we will divide the Death Benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Benefit in equal shares to the Beneficiaries. If one of the

Beneficiaries dies before you, we will divide the Death Benefit among the surviving Beneficiaries. If no Beneficiary in the highest priority class is living, we will distribute the proceeds among the next highest class having a living member. The interest of any revocable Beneficiary is subject to the interest of any assignee. If no Beneficiary of any class is living, we will pay the proceeds to the Policy Owner or the Policy Owner's estate.

ASSIGNMENT. While the Insured is alive, you may assign your Policy as collateral security. You must notify us in writing if you assign your Policy. Until we receive notice from you, we are not liable for any action we may take or payments we may make that may be contrary to the terms of your assignment. We are not responsible for the validity of an assignment. Your rights and the rights of the Beneficiary may be affected by an assignment. An assignment may result in income tax and a ten percent penalty tax. You should consult your tax adviser before assigning your Policy.

DIVIDENDS.  We will not pay any dividend under the Policy.

NOTICE AND ELECTIONS. To be effective, all notices and elections under the Contract must be in writing, signed by you, and received by us at our Administrative Office. Certain exceptions may apply. Unless otherwise provided in the Policy, all notices, requests and elections will be effective when received at our Administrative Office complete with all necessary information.

MODIFICATION. We reserve the right to modify your Policy without your express consent, in the circumstances described in this Prospectus or as necessary to conform to applicable law or regulation or any ruling issued by a governmental agency. The provisions of your Policy will be construed so as to comply with the requirements of Section 7702 of the Tax Code.

                           FEDERAL TAX CONSIDERATIONS

NOTE: The following discussion is based upon our understanding of current federal income tax law applicable to life insurance policies in general. We cannot predict the probability that any changes in those laws will be made. Also, we do not guarantee the tax status of the Policies. You bear the complete risk that the Policies may not be treated as "life insurance contracts" under federal income tax laws.

In addition, this discussion does not include a detailed description of the federal income tax consequences of the purchase of these Policies or any discussion of special tax rules that may apply to certain purchase situations. We also have not tried to consider any other possibly applicable state or other tax laws, for example, the estate tax consequences of the Policies. You should seek tax advice concerning the effect on your personal tax liability of the transactions permitted under the Policy, as well as any other questions you may have concerning the tax status of the Policy or the possibility of changes in the tax law.

TAXATION OF FIRST PENN-PACIFIC AND THE VARIABLE ACCOUNT. First Penn-Pacific is taxed as a life insurance company under Part I of Subchapter L of the Tax Code. The operations of the Variable Account are taxed as part of the operations of First Penn-Pacific. Investment income and realized capital gains are not taxed to the extent that they are applied under the Policies.

Accordingly, we do not anticipate that First Penn-Pacific will incur any federal income tax liability attributable to the operation of the Variable Account (as opposed to the federal tax related to the receipt of Premiums under the Policies). Therefore, we are not making any charge or provision for federal income taxes. However, if the tax treatment of the Variable Account is changed, we may charge the Variable Account for its share of the resulting federal income tax.

In several states we may incur state and local taxes on the operations of the Variable Account. We currently are not making any separate charge or provision for them against the Variable Account. We do, however, use part of the charges we receive under the Policies to offset these taxes. If these taxes should be increased, we may make a charge or provision for them against the Sub-Accounts. If we do so, the results of the Sub-Accounts will be reduced.

TAX STATUS OF THE POLICY. The Policy is structured to satisfy the definition of a life insurance contract under the Tax Code using the cash value accumulation test. As a result, the Death Benefit ordinarily will be fully excluded from the gross income of the Beneficiary. The Death Benefit will be included in your gross estate for federal estate tax purposes if the proceeds are payable to your estate. The Death Benefit will also be included in your estate, if the Beneficiary is not your estate but you retained incidents of ownership in the Policy. Examples of incidents of ownership include the right to change Beneficiaries, to assign the Policy or revoke an assignment, and to pledge the Policy or obtain a Policy Loan. If you own and are the Insured under a Policy and if you transfer all incidents of ownership in the Policy more than three years before your death, the Death Benefit will not be included in your gross estate. State and local estate and inheritance tax consequences may also apply.

In addition, certain transfers of the Policy or Death Benefit, either during life or at death, to individuals (or trusts for the benefit of individuals) two or more generations below that of the transferor may be subject to the federal generation-skipping transfer tax.

In the absence of final regulations or other pertinent interpretations of the Tax Code, some uncertainty exists as to whether a substandard risk Policy will meet the statutory definition of a life insurance contract. If a Policy were deemed not to be a life insurance contract for tax purposes, it would not provide most of the tax advantages usually provided by a life insurance contract. We reserve the right to amend the Policies to comply with any future changes in the Tax Code, any regulations or rulings under the Tax Code and any other requirements imposed by the Internal Revenue Service ("IRS").

DIVERSIFICATION REQUIREMENTS. Section 817(h) of the Tax Code requires that the underlying assets of variable life insurance contracts be diversified. The Tax Code provides that a variable life insurance contract will not be treated as a life insurance contract for federal income tax purposes for any period and any subsequent period for which the investments are not adequately diversified. If the Policy were disqualified for this reason, you would lose the tax deferral advantages of the Policy and would be subject to current federal income taxes on all earnings allocable to the Policy.

The diversification standards set forth in the Tax Code and applicable U.S. Treasury Department Regulations are applied to each Sub-Account of the Variable Account by looking to the investments of the Portfolio underlying the Sub-Account. One of our criteria in selecting the Portfolios is that their investment managers intend to manage them in compliance with these diversification requirements. The Internal Revenue Service has stated, however, that satisfaction of the diversification requirements by itself does not prevent a contract holder from being treated as the owner of separate account asset under the "owner control" test discussed below.

OWNER CONTROL. In certain circumstances, variable life insurance contract owners will be considered the owners, for tax purposes, of separate account assets underlying their contracts. In those circumstances, the contract owners could be subject to taxation on the income and gains from the separate account assets.

In published rulings, the Internal Revenue Service has stated that a variable insurance contract owner will be considered the owner of separate account assets, if the owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. As of the date of this Prospectus, the Treasury Department has not issued guidance on the extent to which variable contract owners could direct their investments among Sub-Accounts without being treated as owners of the underlying assets of the Variable Account. We cannot predict when or whether the Treasury Department will issue that guidance or what position the Treasury Department will take. In addition, although regulations are generally issued with prospective effect, it is possible that regulations may be issued with retroactive effect.

The ownership rights under the Policy are similar in many respects to those described in IRS rulings in which the contract owners were not deemed to own the separate account assets. In some respects, however, they differ. For example, under the Policy you have many more investment options to choose from than were available under the contracts involved in the published rulings, and you may be able to transfer Policy Account Value among the investment options more frequently than in the published rulings. Because of these differences, it is possible that you could be treated as the owner, for tax purposes, of the Portfolio shares underlying your Policy and therefore subject to taxation on the income and gains on those shares. Moreover, it is possible that the Treasury Department's position, when announced, may adversely affect the tax treatment of existing Policies. We therefore reserve the right to modify the Policy as necessary to attempt to prevent you from being considered the owner for tax purposes of the underlying assets.

The remainder of this discussion assumes that the Policy will be treated as a life insurance contract for federal tax purposes.

TAX TREATMENT OF LIFE INSURANCE DEATH BENEFIT PROCEEDS. In general, the amount of the Death Benefit payable under a Policy is excludable from gross income under the Tax Code. Certain transfers of the Policy, however, may result in a portion of the Death Benefit being taxable.

If the Death Benefit is not received in a lump sum and is, instead, applied under one of the proceeds options, payments generally will be prorated between amounts attributable to the Death Benefit, which will be excludable from the Beneficiary's income, and amounts attributable to interest (occurring after the insured's death), which will be includable in the beneficiary's income.

TAX DEFERRAL DURING ACCUMULATION PERIOD. Under existing provisions of the Tax Code, except as described below, any increase in your Policy Account Value is generally not taxable to you unless you receive or are deemed to receive amounts from the Policy before the Insured dies. If you surrender your Policy, the Cash Value (less any Monthly Expense Charge paid upon surrender) will be includable in your income to the extent the amount received exceeds the "investment in the contract." The "investment in the contract" generally is the total Premiums and other consideration paid for the Policy, less the aggregate amount received under the Policy previously to the extent such amounts received were excludable from gross income. Whether partial withdrawals (or other amounts deemed to be distributed) from the Policy constitute income depends, in part, upon whether the Policy is considered a "modified endowment contract" ("MEC") for federal income tax purposes.

POLICIES WHICH ARE MECS

CHARACTERIZATION OF A POLICY AS A MEC. In general, this Policy will constitute a MEC unless (1) it was received in exchange for another life insurance policy which was not a MEC, (2) no Premiums or other consideration (other than the exchanged policy) are paid into the Policy during the first seven Policy Years, and (3) there is no withdrawal or reduction in the Death Benefit during the first seven Policy Years. In addition, even if the Policy initially is not a MEC, it may, in certain circumstances become a MEC, if there is a later increase in benefits or any other "material change" of the Policy within the meaning of the tax law.

TAX TREATMENT OF WITHDRAWALS, LOANS, ASSIGNMENTS AND PLEDGES UNDER MECS. If your Policy is a MEC, withdrawals from your Policy will be treated first as withdrawals of income and then as a recovery of your investment in the Policy. Thus, you may realize taxable income upon a withdrawal if the Policy Account Value exceeds the investment in the Policy. You may also realize taxable income when you take a Policy Loan, because any loan (including unpaid loan interest) under the Policy will be treated as a withdrawal for tax purposes. In addition, if you assign or pledge any portion of the value of your Policy (or agree to assign or pledge any portion), the assigned or pledged portion of your Policy Account Value will be treated as a withdrawal for tax purposes. Before assigning, pledging, or requesting a loan under a Policy that is a MEC, you should consult a qualified tax adviser.

PENALTY TAX. Generally, withdrawals (or the amount of any deemed withdrawals) from a MEC are subject to a penalty tax equal to ten percent of the portion of the withdrawal that is includable in income, unless the withdrawals are made:
(1) after you reach age 59 1/2, (2) because you have become disabled (as defined in the tax law), or (3) as substantially equal periodic payments over your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary, as defined in the tax law). Certain other exceptions to the ten percent penalty tax may apply.

AGGREGATION OF POLICIES. All life insurance policies which are MECs and which are purchased by the same person from us or any of our affiliates within the same calendar year will be aggregated and treated as one policy for purposes of determining the amount of a withdrawal (including a deemed withdrawal) that is includable in taxable income.

POLICIES WHICH ARE NOT MECS

TAX TREATMENT OF WITHDRAWALS GENERALLY. If your Policy is not a MEC, the amount of any withdrawal from the Policy will be treated first as a non-taxable recovery of Premiums and then as income from the Policy. Thus, only the portion of a withdrawal that exceeds the investment in the Policy immediately before the withdrawal will be includable in taxable income.

CERTAIN DISTRIBUTIONS REQUIRED BY THE TAX LAW IN THE FIRST 15 POLICY YEARS. Where cash distributions are required under the Tax Code in connection with a reduction in benefits during the first 15 years after the Policy is issued (or if withdrawals are made in anticipation of a reduction in benefits, within the meaning of the Tax Code, during this period), some or all of such amounts may be includable in taxable income.

TAX TREATMENT OF LOANS. If your Policy is not a MEC, a loan received under the Policy generally will be treated as indebtedness for tax purposes, rather than a withdrawal of Policy Account Value. As a result, you will not realize taxable income on any part of the loan as long as the Policy remains in force. If you surrender your Policy, however, any outstanding loan balance will be treated as an amount received by you as part of the Surrender Value. Accordingly, you may be subject to taxation on the loan amount at that time. Generally, you may not deduct interest paid on loans under the Policy, even if you use the loan proceeds in your trade or business.

LONG-TERM/CONVALESCENT CARE BENEFITS RIDER. The Riders are intended to be "qualified long-term care insurance contracts" under Section 7702B(b) of the Tax Code. Benefits paid under such qualified contracts will be excludable from income. Under current law, amounts deducted to pay for these Riders are treated for tax purposes as distributions from your Policy. Accordingly, if your Policy is a MEC or in certain circumstances if your Policy is not a MEC, the Rider charges assessed against the Policy Account Value may be taxable to you as income. Furthermore, if your Policy is a MEC, these deductions may be subject to a 10% penalty tax described above.

The Riders may be issued in certain states as "non-qualified" Riders. "Non-qualified" means that the Rider does not constitute qualified long term care insurance under section 7702B(b) of the Tax Code. The first page of your Rider will state whether it is issued as a qualified or non-qualified Rider. The tax treatment of the charges for and the benefits received from such a Rider, are uncertain. Accordingly, you should consult a tax advisor before adding a non-qualified Rider to your Policy or requesting benefits from such a Rider.

STATUS OF POLICY AFTER AGE 100. As described above, at the Insured's age 100 we transfer the Variable Account Value to the Fixed Account and make certain other changes to the Policy. We believe that the Policy will continue to qualify as life insurance under the Tax Code. However, there is some uncertainty as to this treatment. It is possible, therefore, that you would be viewed as constructively receiving the Surrender Value in the year in which the Insured attains age 100 and would realize taxable income at that time, even if the Policy proceeds were not distributed at that time.

ACTIONS TO ENSURE COMPLIANCE WITH THE TAX LAW. We believe that the maximum amount of Premiums we intend to permit for the Policies will comply with the Tax Code definition of a life insurance contract. We reserve the right to increase the Death Benefit (which may result in larger charges under a Policy) or to take any other action deemed necessary to ensure the compliance of the Policy with the federal tax definition of a life insurance contract.

FEDERAL INCOME TAX WITHHOLDING. When we process a partial withdrawal or a surrender under your Policy, we will ask you whether you want us to withhold and remit to the federal government a part of the taxable portion of the amount withdrawn or surrender proceeds. If you are subject to backup withholding, withholding is required. As a Policy Owner, you will be responsible for the payment of any taxes and early distribution penalties that may be due on the amounts received under the Policy, whether or not you choose withholding. You may also be required to pay penalties under the estimated tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability.

TAX ADVICE. This summary is not a complete discussion of the tax treatment of the Policy. You should seek tax advice from an attorney who specializes in tax issues.

           DESCRIPTION OF FIRST PENN-PACIFIC AND THE VARIABLE ACCOUNT

FIRST PENN-PACIFIC. First Penn-Pacific was incorporated on June 19, 1963 as a stock life insurance company under the laws of the Commonwealth of Pennsylvania. It redomesticated to the State of Indiana effective January 1, 1993. Its executive and administrative offices are located at 1801 South Meyers Road, Oakbrook Terrace, Illinois 60181-5214.

First Penn-Pacific is licensed to do business in the District of Columbia and every state except New York. First Penn-Pacific writes deferred annuities, universal life insurance, and term life insurance. It distributes its products through stockbrokers, financial planners, banks and personal producing general agents. It also manufactures deferred annuity products for its parent, Lincoln National Life Insurance Company for distribution through its career agents and banks. We intend to market the Policies everywhere in the United States we conduct life insurance business.

First Penn-Pacific is a member of the Insurance Marketplace Standards Association ("IMSA"). Accordingly, we may use the IMSA logo and membership in IMSA in advertisements. Being a member means that First Penn-Pacific has chosen to participate in IMSA's Life Insurance Ethical Market Conduct Program.

First Penn-Pacific is a wholly-owned subsidiary of Lincoln National Insurance Company, which is in turn a wholly-owned subsidiary of Lincoln National Corporation ("LNC"). Through its subsidiaries LNC operates multiple insurance and investment management businesses.

A fidelity bond in the amount of $100 million in the aggregate per year covers the officers and employees of First Penn-Pacific.

OFFICERS AND DIRECTORS OF FIRST PENN-PACIFIC. Our directors and officers are listed below, together with information as to their dates of election and principal business occupations during the past five years (if other than their present occupation). Where no dates are given, the person has held that position for at least the past five years.

ROLAND C. BAKER, President, January 1995 to date; Director, February 1995 to date.

MARCIA L. DUMOND, Vice President and General Counsel, August 1995 to date; Vice President, Government Relations, Lincoln National Corporation, August 1990 to August 1995.

THOMAS W. FITCH, Senior Vice President, Sales and Distribution, July 1999 to date; Director, November 1999 to date; Senior Vice President, Marketing, Financial Markets Division, July 1997 to July 1999, Vice President, Marketing, December 1986 to July 1997.

JOHN H. GOTTA, Director, January 2000 to date; Chief Executive Officer of Life Insurance, Senior Vice President and Assistant Secretary, Lincoln National Life Insurance Company, December, 1999 to date; Senior Vice President and Assistant Secretary, Lincoln National Life Insurance Company, April, 1998 to December 1999; Senior Vice President, Lincoln National Life Insurance Company, February 1998 to April 1998; Vice President and General Manager, Lincoln National Life Insurance Company, January 1998 to February 1998; Senior Vice President, CIGNA, March 1996 to December 1997; Vice President, Connecticut Mutual/Mass Mutual Life Insurance Company, August 1994 to March 1996.

RICHARD C. KLEIN, Senior Vice President and Chief Actuary, July 1999 to date; Director, November 1999 to date; Senior Vice President, Product Development Financial Markets Division, July 1997 to July 1999; Vice President, Product Development, December 1987 to July 1997.

STEPHEN J. MAC DONALD, Vice President Business Acquisition Services, July 1999 to date; Vice President, New Business, Brokerage Division, February 1995 to July 1999;

MARK J. OBERHELLMAN, Vice President Product Development, July 1999 to date; Vice President Product Development, Brokerage Division, February 1998 to July 1999; Second Vice President Product Development, Brokerage Division, February 1995 to February 1998.

LAWRENCE T. ROWLAND, Director, November 1999 to date; Chairman, CEO, President and Director, Lincoln National Reassurance Company, October 1996 to date; Executive Vice President and Director, Lincoln National Life Insurance Company, October 1996 to date; Chairman, President and Director, Lincoln Re S.A., October 1996 to date; Senior Vice President, Lincoln National Life Reinsurance Company, October 1995 to October 1996; Vice President, Lincoln National Life Reinsurance Company, October 1991 to October 1995

STEVEN W. ROGERS, Second Vice President and Chief Financial Officer, November 1999 to date; Second Vice President and Controller, July 1992 to November 1999.

MAUREEN T. SLOAN, Vice President, Life and Annuity Client Services and Claims, July 1999 to date; Vice President, Life Client Services and Claims, January 1999 to July 1999; Vice President, Annuity Product Development and Administration July 1997 to January 1999; Second Vice President, Annuity Product Development and Administration July 1991 to July 1997.

TODD R. STEPHENSON, Director, November 1999 to date; Senior Vice President, Chief Financial Officer, Lincoln National Life Insurance Company, March 1999 to date; Director, Annuity Net, Inc. and AnnuityNet Insurance Agency, Inc., March 1999 to date; Vice President and Director, Lincoln Realty Capital Corp., January 1999 to date; Senior Vice President and COO, Lincoln Life and Annuity Distributors, Inc., January 1998 to March 1999; Senior Vice President and COO, Lincoln Financial Advisors Corp, January 1998 to March 1999; Senior Vice President, Treasurer, Director and Chief Financial Officer, American States Insurance Co., February 1995 to December 1997.

The business address of each of the foregoing officers and directors is 1801 South Meyers Road, Oakbrook Terrace, Illinois 60181-5214.

VARIABLE ACCOUNT. First Penn-Pacific Variable Life Insurance Separate Account was originally established on May 25, 1995, as a segregated asset account of First Penn-Pacific, under the laws of the State of Indiana. The Variable Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Variable Account or First Penn-Pacific.

We own the assets of the Variable Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Policy Account Value of the Policies offered by this Prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Variable Account are credited to or charged against the Variable Account without regard to our other income, gains, or losses. Our obligations arising under the Policies are general corporate obligations of First Penn-Pacific.

The Variable Account is divided into Sub-Accounts. The assets of each Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. Values allocated to the Variable Account will rise and fall with the values of shares of the Portfolios and are also reduced by Policy charges. In the future, we may use the Variable Account to fund other variable universal life insurance policies. We will account separately for each type of variable life insurance policy funded by the Variable Account.

SAFEKEEPING OF THE VARIABLE ACCOUNT'S ASSETS. We hold the assets of the Variable Account. We keep those assets physically segregated and held separate and apart from our general account assets. We maintain records of all purchases and redemptions of shares of the Portfolios.

STATE REGULATION OF FIRST PENN-PACIFIC. We are subject to the laws of Indiana and regulated by the Indiana Division of Insurance. Every year we file an annual statement with the Division of

Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Division of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Division of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

                            DISTRIBUTION OF POLICIES

First Penn-Pacific Securities, Inc. ("FPPSI") serves as distributor of the Policies. FPPSI is located at 1801 South Meyers Road, Oakbrook Terrace, Illinois 60181. FPPSI is our wholly-owned subsidiary. It is registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc.

The Policies described in this Prospectus are sold by registered representatives of broker-dealers or bank employees who are licensed insurance agents appointed by the Company, either individually or through an incorporated insurance agency. FPPSI enters into selling agreements with affiliated and unaffiliated broker-dealers and banks whose personnel participate in the offer and sale of the Policies. In some states, Policies may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Securities Exchange Act of 1934, pursuant to legal and regulatory exceptions.

Generally, representatives will receive a commission of [not more than ___% of the Premiums received in the first year. Representatives also will generally receive a commission on a Specified Amount increase. In addition we may pay or permit other promotional incentives in cash, or credit or other compensation. We also may pay asset-based expense allowances and services fees.]

The distribution agreement with FPPSI provides for indemnification of FPPSI by First Penn-Pacific for liability to owners arising out of services rendered or policies issued.

The name and position of each officer and director of FPPSI as of January 1, 2000, is as follows:

Michael P. Jeanfreau       President and Director
Maureen A. Klouda          Chief Compliance Officer and Vice President
Steven W. Rogers           Treasurer and Chief Financial Officer
Thomas W. Fitch            Director
Roland C. Baker            Director
Marcia L. DuMond           Corporate Secretary

The principal business address of the officers and managers of FPPSI is 1801 South Meyers Road, Oakbrook Terrace, Illinois 60181.

                                LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. First Penn-Pacific is involved in various pending or threatened legal proceedings arising from the conduct of its business. Most of these proceedings are routine in nature and in the ordinary course of business. In some instances, they include claims for unspecified punitive damages and similar fines of relief in addition to amounts for equitable relief. After consultation with legal counsel and a review of available facts, it is management's opinion that the ultimate liability, if any, under these suits will not have a material adverse effect on the financial position of First Penn-Pacific.

First Penn-Pacific is presently defending one lawsuit in which Plaintiff seeks to represent a national class of policyholders in connection with alleged violations of California's Insurance Code and Business and Professional Code related to premium collection. As of the date of this prospectus, the court has not certified a class in this suit. Plaintiff seeks unspecified damages and penalties for himself and on behalf of the putative class and equitable relief. Since this case is in the preliminary stages of litigation, it is premature to make assessments about potential loss, if any. Management is defending this suit vigorously. The amount of liability, if any, that may ultimately arise as a result of this suit cannot be reasonably determined at this time.

                                  LEGAL MATTERS

All matters of Indiana law pertaining to the Policy, including the validity of the Policy and our right to issue the Policy under Indiana law, have been passed upon by Marcia DuMond, Esq., General Counsel. The law firm of Jorden Burt Boros Cicchetti Berenson & Johnson, 1025 Thomas Jefferson St., Suite 400, East Lobby, Washington, D.C. 20007-5201, serve as special counsel to First Penn-Pacific with regard to the federal securities laws.

                             REGISTRATION STATEMENT

We have filed a registration statement with the SEC, Washington, D.C., under the Securities Act of 1933 as amended, with respect to the Policies offered by this Prospectus. This Prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Variable Account, First Penn-Pacific, and the Policies. The descriptions in this Prospectus of the Policies and other legal instruments are summaries. You should refer to those instruments as filed for their precise terms.

                                     EXPERTS

The financial statements of First Penn-Pacific as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this Prospectus have been audited by [accounting firm], independent auditors, as stated in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such Firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

No financial statements are included for the Variable Account. It has not yet commenced operations, has no assets or liabilities, and has received no income or incurred any expense. The financial statements of First Penn-Pacific that are included should be considered only as bearing upon First Penn-Pacific's ability to meet its contractual obligations under the Policies. First Penn-Pacific's financial statements do not bear on the investment experience of the assets held in the Variable Account.

[financial statements to be added by pre-effective amendment.]

                     ILLUSTRATIONS OF POLICY ACCOUNT VALUES,
                              SURRENDER VALUES AND
                                 DEATH BENEFITS

The following tables have been prepared to help show how values under Policies change with investment experience. The tables illustrate how Policy Account Values, Surrender Values, and Death Benefits under a Policy issued on an Insured of a given age would vary over time if the hypothetical gross investment rates of return on the Portfolios' assets were a uniform, gross, after tax, annual rate of 0%, 6%, and 12%. If the hypothetical gross investment rate of return averages 0%, 6%, or 12%, but fluctuates over or under those averages throughout the years, the Policy Account Values, Surrender Values and Death Benefits may be different.

The amounts shown for the Policy Account Value, Surrender Value and Death Benefit as of each Policy Anniversary reflect the fact that the net investment return on the assets held in the Sub-Accounts is lower than the gross after-tax return on the assets held in the Portfolios, as a result of expenses paid by the Portfolios and charges levied against the Sub-Accounts. The values shown reflect a daily charge to the Sub-Accounts of 1.00% of average daily net assets to compensate First Penn-Pacific for assuming mortality and expense risks under the Policies. The illustrations also reflect the deduction of the Premium Expense Charge of 3.5% of each Premium.

In addition, the net investment returns also reflect the deduction of the Portfolio investment advisory fees and other Portfolio expenses at an annual effective rate of __%, which is the arithmetic average of the actual and estimated fees and expenses for all of the Portfolios, including any expense reimbursements or fee waivers. Without expense reimbursements and fee waivers, the annual effective rate would have been _____%. First Penn-Pacific anticipates that the expense reimbursement and fee waiver arrangements will continue past the current year. If there should be an increase or decrease in the expense reimbursements and fee waivers of a Portfolio that has such arrangements, that change will be reflected in the net asset value of the corresponding Portfolio.

The tables also reflect applicable charges including monthly cost of insurance charges and a monthly expense charge of $6.00 per month on a current basis and $8.00 per month as a guaranteed maximum. For each hypothetical gross investment rate of return, tables are provided reflecting current and guaranteed cost of insurance charges and monthly expense charges. After deduction of these amounts (other than the cost of insurance charges, monthly expense charges and premium expense charges), hypothetical gross average investment rates of return of 0%, 6% and 12% correspond to approximate net annual investment rates of return of __%, __% and __%, respectively or both a current and guaranteed basis. Cost of insurance rates vary by issue age (or attained age in the case of increases in Specified Amount), sex, tobacco use, rating class and Policy Year and, therefore, cost of insurance charges are not reflected in the approximate net annual investment rate of return stated above.

The tables illustrate the Policy Account Values, Surrender Values, and Death Benefits that would result based upon the hypothetical investment rates of return if no Premium other than the indicated Initial Premium is paid, if the entire Initial Premium is allocated to the Separate Account, and if no Policy loans are taken. The tables also assume that no partial withdrawals or transfers have been made.

Values are shown for Policies that are issued to standard class Insureds. Values for Policies issued on a basis involving a higher mortality risk would result in lower Policy Account Values, Surrender Values and Death Benefits than those illustrated. Females generally have a more favorable guaranteed rate structure than males.

Where the Surrender Value shown in an illustration is zero, the Policy may lapse in accordance with the Grace Period provisions if you do not pay sufficient additional premium.

The tables reflect the fact that no charges for Federal, state or other income taxes are currently made against the Separate Account. If such a charge is made in the future, it will take a higher gross rate of return than illustrated to produce the net after-tax returns shown in the tables.

The benefit Riders described in the prospectus are available to add optional insurance benefits to your Policy. The charges for benefit Riders are deducted from your Policy Account Value as part of the Monthly Deduction. The attached illustrations do not include any optional insurance benefits.

Upon request, First Penn-Pacific will furnish a comparable illustration based on the proposed Insured's age, sex, underwriting classification, proposed Initial Premium, and any available Riders requested.

                                   INDIVIDUAL
                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                      MALE STANDARD NON-SMOKER ISSUE AGE 65
                             $XX,XXX INITIAL PREMIUM
                            $XX,XXX SPECIFIED AMOUNT

                      VALUES--GUARANTEED COST OF INSURANCE

                                0% HYPOTHETICAL                   6% HYPOTHETICAL                  12% HYPOTHETICAL
              INITIAL       GROSS INVESTMENT RETURN           GROSS INVESTMENT RETURN          GROSS INVESTMENT RETURN
              PREMIUM       -----------------------           -----------------------          -----------------------
               PLUS                 POLICY                            POLICY                            POLICY
   POLICY     INTEREST   ACCOUNT   SURRENDER    DEATH      ACCOUNT   SURRENDER    DEATH     ACCOUNT   SURRENDER    DEATH
    YEAR       AT 5%      VALUE      VALUE     BENEFIT      VALUE      VALUE     BENEFIT     VALUE      VALUE     BENEFIT
    ----       -----      -----      -----     -------      -----      -----     -------     -----      -----     -------

1

2

3

4

5

6

7

8

9

10

11

12

13

14

15

16

17

18

19

20

21

22

23

24

25

30

35


ASSUMPTIONS:

(1)      ASSUMES NO POLICY LOANS HAVE BEEN MADE.

(2)      VALUES REFLECT GUARANTEED COST OF INSURANCE CHARGES AND GUARANTEED

(3) NET INVESTMENT RETURNS ARE CALCULATED AS THE HYPOTHETICAL GROSS INVESTMENT RETURN LESS ALL CHARGES AND DEDUCTIONS.

(4) DEATH BENEFIT REFLECTS CURRENT INTERNAL REVENUE CODE REQUIREMENTS BASED ON THE CASH VALUE ACCUMULATION TEST.

(5) WHEN THE SURRENDER VALUE IS ZERO, THE POLICY MIGHT LAPSE IN ACCORDANCE WITH THE GRACE PERIOD PROVISIONS UNLESS SUFFICIENT ADDITIONAL PREMIUM IS PAID.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND ACTUAL EXPENSES. THE DEATH BENEFIT, POLICY ACCOUNT VALUE AND SURRENDER VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS BUT ALSO FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE BY FIRST PENN-PACIFIC LIFE INSURANCE COMPANY THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                                   INDIVIDUAL
                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                      MALE STANDARD NON-SMOKER ISSUE AGE 65
                             $XX,XXX INITIAL PREMIUM
                            $XX,XXX SPECIFIED AMOUNT

                        VALUES--CURRENT COST OF INSURANCE

                                0% HYPOTHETICAL                   6% HYPOTHETICAL                  12% HYPOTHETICAL
              INITIAL       GROSS INVESTMENT RETURN           GROSS INVESTMENT RETURN          GROSS INVESTMENT RETURN
              PREMIUM       -----------------------           -----------------------          -----------------------
               PLUS                 POLICY                            POLICY                            POLICY
   POLICY     INTEREST   ACCOUNT   SURRENDER    DEATH      ACCOUNT   SURRENDER    DEATH     ACCOUNT   SURRENDER    DEATH
    YEAR       AT 5%      VALUE      VALUE     BENEFIT      VALUE      VALUE     BENEFIT     VALUE      VALUE     BENEFIT
    ----       -----      -----      -----     -------      -----      -----     -------     -----      -----     -------

1

2

3

4

5

6

7

8

9

10

11

12

13

14

15

16

17

18

19

20

21

22

23

24

25

30

35

ASSUMPTIONS:

(1)      ASSUMES NO POLICY LOANS HAVE BEEN MADE.

(2) VALUES REFLECT CURRENT COST OF INSURANCE CHARGES AND CURRENT MONTHLY EXPENSE CHARGES.

(3) NET INVESTMENT RETURNS ARE CALCULATED AS THE HYPOTHETICAL GROSS INVESTMENT RETURN LESS ALL CHARGES AND DEDUCTIONS.

(4) DEATH BENEFIT REFLECTS CURRENT INTERNAL REVENUE CODE REQUIREMENTS BASED ON THE CASH VALUE ACCUMULATION TEST.

(5) WHEN THE SURRENDER VALUE IS ZERO, THE POLICY MIGHT LAPSE IN ACCORDANCE WITH THE GRACE PERIOD PROVISIONS UNLESS SUFFICIENT ADDITIONAL PREMIUM IS PAID.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND ACTUAL EXPENSES. THE DEATH BENEFIT, POLICY ACCOUNT VALUE AND SURRENDER VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS BUT ALSO FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE BY FIRST PENN-PACIFIC LIFE INSURANCE COMPANY THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                                   INDIVIDUAL

                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                     FEMALE STANDARD NON-SMOKER ISSUE AGE 65
                             $XX,XXX INITIAL PREMIUM
                            $XX,XXX SPECIFIED AMOUNT

                      VALUES--GUARANTEED COST OF INSURANCE


                               0% HYPOTHETICAL                   6% HYPOTHETICAL                   12% HYPOTHETICAL
              INITIAL       GROSS INVESTMENT RETURN           GROSS INVESTMENT RETURN           GROSS INVESTMENT RETURN
              PREMIUM       -----------------------           -----------------------           -----------------------
               PLUS                 POLICY                            POLICY                             POLICY
   POLICY     INTEREST   ACCOUNT    SURRENDER    DEATH     ACCOUNT   SURRENDER     DEATH     ACCOUNT   SURRENDER     DEATH
    YEAR       AT 5%      VALUE       VALUE     BENEFIT     VALUE      VALUE      BENEFIT     VALUE      VALUE      BENEFIT
    ----       -----      -----       -----     -------     -----      -----      -------     -----      -----      -------

1

2

3

4
5

6

7

8

9

10

11

12

13

14

15

16

17

18

19

20

21

22

23

24

25

30

35


ASSUMPTIONS:

(1)      ASSUMES NO POLICY LOANS HAVE BEEN MADE.

(2) VALUES REFLECT GUARANTEED COST OF INSURANCE CHARGES AND GUARANTEED MONTHLY EXPENSE CHARGES.

(3) NET INVESTMENT RETURNS ARE CALCULATED AS THE HYPOTHETICAL GROSS INVESTMENT RETURN LESS ALL CHARGES AND DEDUCTIONS.

(4) DEATH BENEFIT REFLECTS CURRENT INTERNAL REVENUE CODE REQUIREMENTS BASED ON THE CASH VALUE ACCUMULATION TEST.

(5) WHEN THE SURRENDER VALUE IS ZERO, THE POLICY MIGHT LAPSE IN ACCORDANCE WITH THE GRACE PERIOD PROVISIONS UNLESS SUFFICIENT ADDITIONAL PREMIUM IS PAID.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND ACTUAL EXPENSES. THE DEATH BENEFIT, POLICY ACCOUNT VALUE AND SURRENDER VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS BUT ALSO FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE BY FIRST PENN-PACIFIC LIFE INSURANCE COMPANY THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                                   INDIVIDUAL
                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                     FEMALE STANDARD NON-SMOKER ISSUE AGE 65
                             $XX,XXX INITIAL PREMIUM
                            $XX,XXX SPECIFIED AMOUNT

                        VALUES--CURRENT COST OF INSURANCE


                               0% HYPOTHETICAL                  6% HYPOTHETICAL                  12% HYPOTHETICAL
             INITIAL        GROSS INVESTMENT RETURN          GROSS INVESTMENT RETURN          GROSS INVESTMENT RETURN
             PREMIUM        -----------------------          -----------------------          -----------------------
               PLUS                 POLICY                            POLICY                           POLICY
   POLICY     INTEREST   ACCOUNT   SURRENDER    DEATH     ACCOUNT   SURRENDER    DEATH     ACCOUNT   SURRENDER    DEATH
    YEAR       AT 5%      VALUE      VALUE     BENEFIT     VALUE      VALUE     BENEFIT     VALUE      VALUE     BENEFIT
    ----       -----      -----      -----     -------     -----      -----     -------     -----      -----     -------

1

2

3

4

5

6

7

8

9

10

11

12

13

14

15

16

17

18

19

20

21

22

23

24

25

30

35


ASSUMPTIONS:

(1)      ASSUMES NO POLICY LOANS HAVE BEEN MADE.

(2) VALUES REFLECT CURRENT COST OF INSURANCE CHARGES AND CURRENT MONTHLY EXPENSE CHARGES.

(3) NET INVESTMENT RETURNS ARE CALCULATED AS THE HYPOTHETICAL GROSS INVESTMENT RETURN LESS ALL CHARGES AND DEDUCTIONS.

(4) DEATH BENEFIT REFLECTS CURRENT INTERNAL REVENUE CODE REQUIREMENTS BASED ON THE CASH VALUE ACCUMULATION TEST.

(5) WHEN THE SURRENDER VALUE IS ZERO, IS PAID, THE POLICY MIGHT LAPSE IN ACCORDANCE WITH THE GRACE PERIOD PROVISIONS UNLESS SUFFICIENT ADDITIONAL PREMIUM IS PAID.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND ACTUAL EXPENSES. THE DEATH BENEFIT, POLICY ACCOUNT VALUE AND SURRENDER VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS BUT ALSO FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE BY FIRST PENN-PACIFIC LIFE INSURANCE COMPANY THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.